Exhibit 10.9

CLASS A NOTE PURCHASE AGREEMENT

by and among

COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III,

Issuer

COMPUCREDIT FUNDING CORP. III,

Transferor,

COMPUCREDIT CORPORATION,

Servicer,

THE CLASS A PURCHASERS PARTIES HERETO,

[                    ],

Administrative Agent and Agent

and

THE OTHER AGENTS PARTIES HERETO

CompuCredit Credit Card Master Note Business Trust III,

Class A Series [            ] Floating Rate Asset Backed Variable Funding Notes

Dated as of [                         ,             ]

ARTICLE I

DEFINITIONS

SECTION 1.1	Defined Terms	1

SECTION 1.2	Other Terms	12

SECTION 1.3	Computation of Time Periods	12

ARTICLE II
AMOUNT AND TERMS OF COMMITMENTS

SECTION 2.1	Purchases	13

SECTION 2.2	Reductions and Extensions of Commitments	15

SECTION 2.3	Interest, Fees, Expenses, Payments, Etc	16

SECTION 2.4	Requirements of Law	20

SECTION 2.5	Taxes	21

SECTION 2.6	Indemnification	23

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.1	Conditions Precedent on the Effective Date	26

SECTION 3.2	Condition to Additional Purchases	28

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.1	Representations and Warranties of the Issuer, the Transferor and the Servicer	29

SECTION 4.2	Covenants of the Issuer, the Transferor and the Servicer	31

SECTION 4.3	Representations and Warranties of Class A Purchasers	34

ARTICLE V
THE AGENTS

[RESERVED]

ARTICLE VI
SECURITIES LAWS; TRANSFERS

SECTION 6.1	Transfers of Class A Notes	35

SECTION 6.2	Tax Characterization	40

ARTICLE VII
MISCELLANEOUS

SECTION 7.1	Term of Agreement; Survival	40

SECTION 7.2	Waivers; Amendments	40

SECTION 7.3	Notices	41

-i-

TABLE OF CONTENTS

(continued)

-ii-

This NOTE PURCHASE AGREEMENT, dated as of [                         ,             ] (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is by and among COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III, a business trust organized and existing under the laws of the State of Nevada, as issuer (the “Issuer”), COMPUCREDIT FUNDING CORP. III, a Nevada corporation (“CFC”), as transferor (together with its successors and permitted assigns in such capacity, the “Transferor”), COMPUCREDIT CORPORATION, a Georgia corporation, as servicer (together with its successors and permitted assigns, the “Servicer”), the CLASS A PURCHASERS (as hereinafter defined) from time to time parties hereto, the AGENTS for the Purchaser Groups from time to time parties hereto (each such party, together with their respective successors in such capacity, an “Agent”), and [            ],as administrative agent for the Class A Purchasers (together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Issuer intends to issue Class A Notes; and

WHEREAS, on the terms and conditions specified in this Agreement, the Transfer and Servicing Agreement, the Indenture and the Indenture Supplement, the Transferor will cause the Issuer to sell the Class A Notes to the Class A Purchasers on the Closing Date;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms.

Capitalized terms used herein (including in the preamble and recitals hereof) and not defined herein are defined in, or defined by incorporation by reference in, the Indenture, the Indenture Supplement or the Transfer and Servicing Agreement, as applicable. Additionally, the following terms shall have the following meanings for all purposes of this Agreement:

“Actual Principal Receivables Advance Rate” means, for any date of determination, the percentage equivalent of a fraction the numerator of which is the Average Class A Note Principal Balance for the prior Monthly Period and the denominator of which is the Average Actual Principal Receivables for the prior Monthly Period.

“Adjusted Commitment” means on any date of determination, with respect to a Committed Purchaser for a CP Conduit, such Committed Purchaser’s Commitment minus the aggregate outstanding principal amount of its Support Advances to such CP Conduit.

“Adjusted Eurodollar Rate” means, for any Interest Period or portion thereof, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equivalent to the rate determined pursuant to the following formula:

Adjusted Eurodollar Rate	=	LIBOR Rate
1-LIBOR Reserve Percentage

on the first day of such Interest Period.

“Administrative Agent” is defined in the preamble to this Agreement.

“Advance Rate” means, for any date of determination, an amount equal to (i) the percentage set forth in Item 1 of Schedule A and (ii) Actual Principal Receivables on the last day of the prior Monthly Period.

“Affected Party” means, with respect to any CP Conduit, any Support Party of such CP Conduit.

“Agent” is defined in the preamble to this Agreement.

“Agreement” means this Class A Note Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternative Rate” means, for any Interest Period, an interest rate per annum equal to the lesser of (i) [            ]% per annum above the Adjusted Eurodollar Rate for such Interest Period, and (ii) the daily average Prime Rate in effect during such Interest Period.

“Assignee” and “Assignment” have the respective meanings specified in subsection 6.1(e) of this Agreement.

“Average Actual Principal Receivables” shall mean, for any period, the sum of the Actual Principal Receivables for each day in such period divided by the number of days in such period.

“Average Class A Note Principal Balance” shall mean, for any period, the sum of Class A Note Principal Balance for each day in such period divided by the number of days in such period.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended.

“CFC” is defined in the preamble to this Agreement.

“Class A Agent” is defined in Section 5.1 of this Agreement.

“Class A Facility Limit” means, for any day, the lesser of (i) $[            ] and (ii) the Total Commitment on such day.

“Class A Mandatory Partial Amortization Amount” means, with respect to a Partial Commitment Termination Date, (i) the aggregate Percentage Interest held by Class A Purchasers having Commitments which expire on such date, times (ii) the Class A Note Principal Balance on such date.

“Class A Monthly Interest” means, for any Distribution Date, the sum of (i) interest on the Class A Note Principal Balance accrued for the Interest Period ended on such date computed pursuant to subsections 2.3(a) or 2.3(b), as applicable, of this Agreement, plus or minus (as the case may be) (ii) any Estimated Interest Adjustment for the immediately preceding Interest Period, plus (iii) the Unused Fee accrued for such Interest Period.

“Class A Notes” means the CompuCredit Credit Card Master Note Business Trust III, Class A Series [            ] Floating Rate Asset Backed Notes, issued by the Issuer on the Closing Date.

“Class A Owners” means the Class A Purchasers that are owners of record of the Class A Notes or, with respect to any Class A Note held by an Agent hereunder as nominee on behalf of Class A Purchasers in a Purchaser Group, the Class A Purchasers that are beneficial owners of such Class A Note as reflected on the books of such Agent in accordance with this Agreement and the Related Documents.

“Class A Program Fee Rate” means the rate set forth in Item 2 of Schedule A.

“Class A Purchasers” means, collectively, the CP Conduits and the Committed Purchasers.

“Class B Notes” means the CompuCredit Credit Card Master Note Business Trust III, Class B Series [            ] Floating Rate Asset Backed Notes, issued by the Issuer on the Closing Date.

“Closing Conditions” means the conditions set forth in Section 3.1.

“Closing Date” means [                         ,             ].

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Paper Notes” means, with respect to a CP Conduit, the short-term promissory notes issued by such CP Conduit which are allocated by such CP Conduit as its funding for its purchasing or maintaining its Percentage Interest of the Class A Note Principal Balance hereunder.

“Commercial Paper Rate” means, with respect to a CP Conduit, the rate identified as its “Commercial Paper Rate” in the Supplemental Fee Letter.

“Commitment” means, for any Committed Purchaser, the maximum amount of such Class A Purchaser’s commitment to purchase a portion of the Class A Note Principal Balance, as set forth on the signature pages hereto or the Transfer Supplement by which such Committed Purchaser became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Class A Purchaser, as such amount may be adjusted from time to time pursuant to Section 2.2 of this Agreement or pursuant to Transfer Supplement(s) executed by such Class A Purchaser and its Assignee(s) and delivered pursuant to Section 6.1 of this Agreement.

“Commitment Termination Date” means [                         ,             ], as such date may be extended from time to time in accordance with subsection 2.2(c) hereof.

“Committed Purchaser” means any Class A Purchaser which is designated as a Committed Purchaser on the signature pages hereto or in the Transfer Supplement pursuant to which it became a party to this Agreement, and any Assignee of such Class A Purchaser to the extent of the portion of such Commitment assumed by such Assignee pursuant to its respective Transfer Supplement.

“CompuCredit” is defined in the preamble to this Agreement.

“Confidentiality Agreement” is defined in Section 7.9 of this Agreement.

“Covered Portion” means the portion of the Class A Note Principal Balance other than the Risk Portion.

“CP Conduit” means any Class A Purchaser which is designated as a CP Conduit on the signature pages hereto or in the Transfer Supplement pursuant to which it became a party to this Agreement.

“Dissenting Purchaser” is defined in subsection 2.2(c) of this Agreement.

“Downgraded Purchaser” is defined in subsection 6.1(j) of this Agreement.

“Effective Date” means the Closing Date unless on or before the Closing Date the Administrative Agent advises the Transferor in writing that the Closing Conditions have not been satisfied or waived, in which case the “Effective Date” shall be the date on which such Closing Conditions have either been satisfied or waived.

“Election Period” is defined in subsection 2.2(c) of this Agreement.

“Eligible Account Owner” shall mean (i) [            ], (ii) [            ], (iii) [            ], (iv) any wholly owned subsidiary of CompuCredit or (v) any national banking association or state chartered bank which (A) was considered “well capitalized” with respect to ratios of total capital (and core capital) to risk-weighted-assets under applicable regulations of the Governmental Authorities regulating such institution at the time it becomes an Account Owner, and (B) remains “adequately capitalized” or “well capitalized” with respect to such ratios.

“Estimated Interest Adjustment” is defined in subsection 2.3(j) of this Agreement.

“Excepted Persons” is defined in Section 7.9 of this Agreement.

“Excluded Taxes” is defined in subsection 2.5(a) of this Agreement.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Increase Date” means each date on which a Class A Note Principal Balance Increase occurs.

“Increase Notice” means a notice delivered by the Issuer to the Administrative Agent and each Agent pursuant to Section 4.12 of the Indenture Supplement requesting a Class A Note Principal Balance Increase is substantially the form of Exhibit A hereto.

“Indemnitee” is defined in Section 2.6 of this Agreement.

“Indenture” means the Master Indenture, dated as of [                         ,             ], by and among the Issuer, the Servicer and the Indenture Trustee, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Indenture Supplement” means the Series [            ] Indenture Supplement, dated as of [                         ,             ], to the Master Indenture, by and among the Issuer, the Servicer and the Indenture Trustee, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Indenture Trustee” means [            ], as indenture trustee, and its successors and permitted assigns in such capacity.

“Initial Purchaser Group” means the Purchaser Group which includes the initial CP Conduit which is a party to this Agreement.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Issuer” is defined in the preamble.

“Investing Office” means initially, the office of any Class A Purchaser (if any) designated as such, on the signature pages hereto or in the Transfer Supplement by which it became a party to this Agreement, and thereafter, such other office of such Class A Purchaser or such Assignee as may be designated in writing to the applicable Agent, the Administrative Agent, the Issuer, the Servicer and the Indenture Trustee by such Class A Purchaser or Assignee.

“Investment Letter” is defined in subsection 6.1(a) of this Agreement.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“LIBOR Rate” means, with respect to any Interest Period or portion thereof, the rate per annum shown on Telerate Page 3750 or any successor page as the composite offered rate for London interbank deposits for a period equal to such Interest Period (or portion) thereof, as shown under the heading “USD” as of 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period; provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to such Interest Period (or portion thereof) are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period (or portion thereof), it being understood that if at least two such quotations are provided, the rate shall be the arithmetic mean of such provided rates; provided further that if fewer than two such rates are provided, the rate shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period to leading European banks for Dollar deposits for a period equal to such Interest Period (or portion thereof); provided further that if the LIBOR Rate is not established for any such Interest Period as otherwise provided above, the LIBOR Rate for such Interest Period shall equal the LIBOR Rate for the immediately preceding Interest Period.

“LIBOR Reserve Percentage” means, with respect to any Interest Period or portion thereof, a percentage (expressed as a decimal) equal to the weighted average of the percentages in effect during such Interest Period, as prescribed by the Board of Governors of the Federal

Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to “Eurocurrency liabilities” pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board (or any successor thereto) which prescribes reserve requirements applicable to “Eurocurrency liabilities” as currently defined in Regulation D.

“Liquidity Percentage” means, for a Committed Purchaser for a CP Conduit, such Committed Purchaser’s Adjusted Commitment with respect to such CP Conduit as a percentage of the aggregate Adjusted Commitments of all Committed Purchasers for such CP Conduit.

“Maximum Purchase Amount” means, for any CP Conduit, the aggregate Commitments of its Committed Purchasers.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Nonextending Class A Purchaser” means, after its respective Commitment Termination Date, each Committed Purchaser which has declined to extend such Commitment Termination Date in accordance with subsection 2.2(c) hereof, to the extent not replaced pursuant to subsection 2.2(d).

“Note Rate Determination Date” means, for any Interest Period, the third Business Day prior to the last day of such Monthly Period.

“Owner Trustee” means [            ], a federal savings bank, not in its individual capacity but solely as owner trustee of the Issuer, and its successors and permitted assigns in such capacity.

“Partial Commitment Termination Date” means the date of the occurrence of a Partial Expiration Event.

“Partial Expiration Event” is defined in subsection 2.2(c) of this Agreement.

“Participant” is defined in subsection 6.1(d) of this Agreement.

“Participation” is defined in subsection 6.1(d) of the Agreement.

“Percentage Interest” means, for a Class A Purchaser on any day, the percentage equivalent of (a) the sum of (i) the portion of the Class A Initial Note Principal Balance (if any) purchased by such Class A Purchaser, plus (ii) the aggregate portion of Class A Note Principal Balance Increases (if any) purchased by such Class A Purchaser prior to such day pursuant to Section 4.12 of the Indenture Supplement, plus (iii) any portion of the Class A Note Principal Balance acquired by such Class A Purchaser as an Assignee from another Class A Purchaser pursuant to a Transfer Supplement executed and delivered pursuant to Section 6.1 of this Agreement, minus (iv) the aggregate amount of principal payments made to such Class A Purchaser prior to such day, minus (v) any portion of the Class A Note Principal Balance assigned by such Class A Purchaser to an Assignee pursuant to a Transfer Supplement executed and delivered pursuant to Section 6.1 of this Agreement, divided by (b) the aggregate Class A Note Principal Balance on such day.

“Permitted Transferee” means each initial Class A Purchaser, the initial Agent (in its individual capacity), the Administrative Agent (in its individual capacity), and each Person who has been consented to as a potential Transferee by the Transferor (which consent shall not be unreasonably withheld, it being understood that such consent shall be considered to be withheld reasonably on the basis that after a proposed Transfer the number of Private Holders would exceed 80 or the Issuer would otherwise be in jeopardy of being treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Code).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Prime Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of: (i) the rate of interest most recently announced by [            ] as its prime lending rate for unsecured commercial loans within the United States, and (ii) [__]% above the rate per annum at which [            ], as a branch of a foreign bank, in its reasonable discretion, can acquire federal funds in the interbank overnight federal funds market, through brokers of recognized standing or otherwise, as most recently determined by [            ]. The Prime Rate is not necessarily intended to be the lowest rate of interest determined by [            ] or [            ], in connection with extensions of credit.

“Purchase Date” means the Closing Date and each Increase Date.

“Purchase Termination Date” means, for a Class A Purchaser, (i) in the case of a Committed Purchaser, the Commitment Termination Date for such Class A Purchaser, or (ii) in the case of a CP Conduit which is not a Committed Purchaser, the latest Commitment Termination Date for any of its Committed Purchasers.

“Purchaser Group” means each group of Class A Purchasers consisting of (i) a CP Conduit, (ii) the Committed Purchasers with respect to such CP Conduit, and (iii) if applicable, any Purchasers which are assignees of such CP Conduit or any such Committed Purchasers Providers. The initial Class A Purchaser Group shall be the [            ], which shall consist of [            ], a CP Conduit, and [            ], as Committed Purchaser. The Agent for the [            ] shall be [            ].

“Purchaser Percentage” means, with respect to a Committed Purchaser or CP Conduit which is not a Committed Purchaser, its Commitment or Maximum Purchase Amount, as the case may be, as a percentage of the Total Commitment.

“Reference Banks” means [            ] and two other major banks in the London interbank market selected by the Administrative Agent.

“Regulatory Change” means, as to each Class A Purchaser, any change occurring after the date of the execution and delivery of this Agreement or, if later, the date of the execution and delivery of the Transfer Supplement by which it became party to this Agreement; in the case of a Participant, any change occurring after the date on which its Participation became effective, or in the case of an Affected Party, any change occurring after the date it became such an Affected Party, in any (or the adoption after such date of any new):

(1) United States Federal or state law or foreign law applicable to such Class A Purchaser, Affected Party or Participant; or

(2) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Class A Purchaser, Affected Party or Participant of any court or other judicial authority or any Governmental Authority charged with the interpretation or administration of any law referred to in clause (i) or of any fiscal, monetary or other Governmental Authority or central bank having jurisdiction over such Class A Purchaser, Affected Party or Participant.

“Related Documents” means, collectively, this Agreement (including all effective Supplemental Fee Letters and Transfer Supplements), the Master Indenture, the Indenture Supplement, the Transfer and Servicing Agreement, the Trust Agreement, the Series [            ] Notes and the Transaction Documents.

“Replacement Purchaser” is defined in subsection 6.1(l).

“Required Class A Owners” means, at any time, Class A Owners having more than two-thirds of the aggregate Percentage Interests of all Class A Owners.

“Required Class A Purchasers” means, at any time, Committed Purchasers and Committed Purchasers having Commitments aggregating more than two-thirds of the Total Commitment.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Reset Principal Receivables Advance Rate” means, for any date of determination, the percentage equivalent of a fraction the numerator of which is the Class A Note Principal Balance on such date of determination and the denominator of which is the Average Actual Principal Receivables for the prior Monthly Period.

“Risk Portion” means a portion of the Class A Note Principal Balance equal to the Borrowing Base Excess Amount.

“Risk Rate” means, for any day, a rate per annum equal to the sum of (i) the Prime Rate in effect for such day, plus (ii) [__]%.

“Series [            ] Termination Date” means the date of which all Commitments have terminated and the Note Principal Balance and all accrued interest thereon, all Series [            ] Monthly Fees and all Series [            ] Additional Amounts have been paid in full.

“Supplemental Fee Letter” shall mean, with respect to each Purchaser Group, the letter agreement, designated therein as a Supplemental Fee Letter with respect to such Purchaser Group and then in effect, between the Issuer and the Agent for such Purchaser Group, as such letter agreement may be amended or otherwise modified from time to time.

“Support Advances” means, with respect to a Committed Purchaser and its related CP Conduit, any participation held by such Committed Purchaser in such CP Conduit’s Percentage Interest in the Class A Note Principal Balance which was purchased from such CP Conduit pursuant to a Support Facility and any loans or other advances made by such Committed Purchaser to such CP Conduit pursuant to a Support Facility to fund such CP Conduit’s making or maintaining its purchases hereunder (but excluding any such loans or advances made to fund such CP Conduit’s obligations to pay interest, fees or other similar amounts relating to the funding of its making or maintaining its purchases hereunder).

“Support Facility” means any liquidity or credit support agreement with a CP Conduit which relates to this Agreement (including any agreement to purchase an assignment of or participation in Class A Notes).

“Support Party” means any other bank, insurance company or other financial institution extending or having a commitment to extend funds to or for the account of a CP Conduit (including by agreement to purchase an assignment of or participation in Class A Notes) under a Support Facility. Each Committed Purchaser for a CP Conduit which is a CP Conduit shall be deemed to be a Support Party for such CP Conduit.

“Taxes” is defined in subsection 2.5(a) of this Agreement.

“Termination Date” means the earliest to occur of (a) the occurrence of the latest Purchase Termination Date or (b) the occurrence of an Early Redemption Event.

“Termination Event” means:

(a) any representation or warranty made by the Issuer, the Transferor or the Servicer in this Agreement shall prove to have been incorrect when made or when delivered, which continues to be incorrect for a period of 60 days after the earlier of the date on which the Issuer, the Transferor or the Servicer have actual knowledge of such breach or the date on which written notice of such failure shall have been given to the Issuer, the Transferor or the Servicer by the any Class A Purchaser, any Agent or the Administrative Agent;

(b) failure on the part of the Issuer, the Transferor or the Servicer to duly observe or perform any other covenants or agreements of the Issuer, the Transferor or the Servicer set forth in this Agreement which continues unremedied for a period of 60 days after the earlier of the date on which the Issuer, the Transferor or the Servicer have actual knowledge of such breach or the date on which written notice of such failure shall have been given to the Issuer, the Transferor or the Servicer by the any Class A Purchaser, any Agent or the Administrative Agent;

(c) the occurrence of any Early Redemption Event, Event of Default or Servicer Default;

(d) the occurrence of a default under any bond, debenture, note or other evidence of indebtedness of the Servicer or any Affiliate of the Servicer other than the Transferor, or under any mortgage, indenture or other agreement or instrument of the Servicer or any such Affiliate under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Servicer or any such Affiliate having an aggregate principal amount outstanding of at least $[            ], whether such indebtedness now exists or shall hereafter be incurred or created, or if any such indebtedness of the Servicer or any such Affiliate shall have become or been declared due and payable prior to the date on which it would otherwise have become due and payable;

(e) the occurrence of a default under any bond, debenture, note or other evidence of indebtedness of the Transferor (other than any other Series of Notes issued under the Master Indenture), or under any mortgage, indenture or other agreement or instrument of the Transferor under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Transferor having an aggregate principal amount outstanding of at least $[            ], whether such indebtedness now exists or shall hereafter be incurred or created, or if any such indebtedness of the Transferor shall have become or been declared due and payable prior to the date on which it would otherwise have become due and payable; or

(f) any Account Owner is not an Eligible Account Owner.

“Total Commitment” means, on any date of determination, the aggregate Commitments of the Committed Purchasers.

“Tranche” means (i) in the case of the portion of the Class A Note Principal Balance which bears interest by reference to the Commercial Paper Rate, each portion thereof which the applicable CP Conduit determines is funded or maintained with its commercial paper notes having the same maturity date and yield or by a single commercial paper note having a maturity date or yield which differs from any other commercial paper notes allocated by such CP Conduit to its funding or maintaining of such portion of the Class A Note Principal Balance, and (ii) in the case of the remaining portion of the Class A Note Principal Balance, such entire remaining portion.

“Transaction Documents” means, collectively, this Agreement, each Receivables Purchase Agreements, the Indenture, the Indenture Supplement, the Transfer and Servicing Agreement, the Trust Agreement, the Administration Agreement and all of the other related instruments, documents and other agreements executed and delivered by the Transferor, the Issuer or the Servicer, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Transfer” is defined in subsection 6.1(c) of this Agreement.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of [                         ,             ], by and among the Transferor, the Issuer, the Servicer and the Indenture Trustee, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Transfer Supplement” is defined in subsection 6.1(e) of this Agreement.

“Transferee” is defined in subsection 6.1(c) of this Agreement.

“Transferor” is defined in the preamble.

“Unused Fee” means, for any Interest Period, an amount equal to the product of (i) the rate set forth in Item 3 of Schedule A and (ii) the positive difference, if any, between the Class A Facility Limit and the Average Class A Note Principal Balance during such Interest Period.

“UCC” means the applicable Uniform Commercial Code.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, electronic mail, telegraph or cable.

SECTION 1.2 Other Terms. All terms defined directly or by incorporation herein shall have the defined meanings used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) terms used in the New York UCC, and not specifically defined herein, are used herein as defined in the New York UCC; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Law refer to that Law as amended from time to time and include any successor Law; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and permitted assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

ARTICLE II

AMOUNT AND TERMS OF COMMITMENTS

SECTION 2.1 Purchases.

(a) On and subject to the terms and conditions of this Agreement, the initial Committed Purchaser agrees to purchase the Class A Initial Note Principal Balance for a purchase price equal to the Class A Initial Note Principal Balance.

(b) On and subject to the terms and conditions of this Agreement and prior to the earlier to occur of its Purchase Termination Date and the Termination Date, (i) each CP Conduit which is not a Committed Purchaser may purchase its Purchaser Percentage of any Class A Note Principal Balance Increase offered for purchase pursuant to Section 4.12 of the Indenture Supplement, and (ii) each Committed Purchaser (if any), severally, agrees to purchase its Purchaser Percentage of the Class A Note Principal Balance Increase so offered for purchase, in each case for a purchase price equal to the Class A Note Principal Balance Increase so purchased.

(c) The purchase of the Class A Initial Note Principal Balance hereunder shall be made on the Closing Date. Each purchase of any Class A Note Principal Balance Increase hereunder on the applicable Increase Date shall be in accordance with the provisions of Section 4.12 of the Indenture Supplement upon delivery of an Increase Notice by the Transferor on behalf of the Issuer to the Administrative Agent received at least two Business Days prior to the applicable Increase Date (or such shorter period as may be agreed to by the Administrative Agent). Each Increase Notice shall be irrevocable. The Administrative Agent shall promptly forward a copy of each Increase Notice received by it to each Agent and each Class A Purchaser.

(d) Each CP Conduit which is not a Committed Purchaser shall notify the Agent for its Purchaser Group by 10:00 a.m., New York City time, on the applicable Purchase Date whether it has elected to make the purchase offered to it pursuant to subsection 2.1(b) of this Agreement. In the event that a CP Conduit shall not have timely provided such notice, such CP Conduit shall be deemed to have elected not to make such purchase. Such Agent shall notify each Committed Purchaser for such CP Conduit on or prior to 11:00 a.m., New York City time, on the applicable Purchase Date if such CP Conduit has not elected to purchase its entire Purchaser Percentage of the Class A Note Principal Balance Increase, which notice shall specify (i) the identity of such CP Conduit, (ii) the portion of the Class A Note Principal Balance Increase which such CP Conduit has not elected to purchase as provided above, and (iii) the respective Liquidity Percentages of such Committed Purchasers on such Purchase Date (as determined by such Agent in good faith; for purposes of such determination, such Agent shall be entitled to rely conclusively on the most recent information provided by such CP Conduit or its agent or by the agent for its Support Parties). Subject to receiving such notice and to the satisfaction of the applicable conditions set forth in Article 3 hereof, each of such CP Conduit’s Committed Purchasers shall make a purchase of Class A Notes on the applicable Purchase Date in an amount equal to its Liquidity Percentage of the portion of the Class A Note Principal Balance Increase which such CP Conduit has not elected to purchase, for a purchase price equal to the Class A Note Principal Balance Increase so purchased.

(e) Each Class A Purchaser’s purchase price payable pursuant to subsection 2.1(a), 2.1(b) or 2.1(d) of this Agreement shall be made available to the Agent for its Purchaser Group, subject to the fulfilment of the applicable conditions set forth in Article 3 hereof, at or prior to 2:00 p.m., New York City time, on the applicable Purchase Date, by deposit of immediately available funds to an account of such Agent specified in subsection 7.3(b) of this Agreement. Such Agent shall promptly notify the Issuer in the event that any Class A Purchaser either fails to make such funds available to such Agent before such time or notifies such Agent that it will not make such funds available to such Agent before such time. Subject to (i) such Agent’s receipt of such funds and (ii) the fulfilment of the applicable conditions set forth in Article 3 hereof, as determined by such Agent, such Agent will not later than 4:00 p.m., New York City time, on such Purchase Date make such funds available, in the same type of funds received, by wire transfer thereof to the account of Issuer in the United States specified in the applicable Increase Notice or, in the case of the purchase on the Closing Date, specified in writing by the Issuer to such Agent not later than the Business Day prior to the Closing Date.

(f) In the event that notwithstanding the fulfilment of the applicable conditions set forth in Article 3 hereof with respect to a purchase, a CP Conduit which is not a Committed Purchaser elected to make a purchase on a Purchase Date but failed to make its purchase price available to the Agent for its Purchaser Group when required by subsection 2.1(e) of this Agreement, such CP Conduit shall be deemed to have rescinded its election to make such purchase, and neither the Issuer, the Transferor nor any other party shall have any claim against such CP Conduit by reason of its failure to timely make such purchase. In any such case, such Agent shall give notice of such failure not later than 2:30 p.m., New York City time, on the Purchase Date to each Committed Purchaser for such CP Conduit and to the Issuer, which notice shall specify (i) the identity of such CP Conduit, (ii) the amount of the purchase which it had elected but failed to make and (iii) the respective Liquidity Percentages of such Committed Purchasers on such Purchase Date (as determined by such Agent in good faith; for purposes of such determination, such Agent shall be entitled to rely conclusively on the most recent information provided by such CP Conduit or its agent or by the agent for its Support Parties). Subject to receiving such notice, each of such CP Conduit’s Committed Purchasers shall purchase a portion of the Class A Note Principal Balance in an amount equal to its Liquidity Percentage of the amount described in clause (ii) above at or before 4:00 p.m., New York City time, on such Purchase Date and otherwise in accordance with subsection 2.1(d) of this Agreement. Subject to such Agent’s receipt of such funds, such Agent will not later than 5:00 p.m., New York City time, on such Purchase Date make such funds available, in the same type of funds received, by wire transfer thereof to the account of the Issuer described in subsection 2.1(e) of this Agreement, which payment shall be deemed to be timely for purposes of Section 4.12 of the Indenture Supplement.

(g) In no event shall a Committed Purchaser be required on any date to purchase a Class A Note Principal Balance Increase which would result in its Percentage Interest of the Class A Note Principal Balance, determined after giving effect to such purchase, exceeding its Commitment. In no event may any Class A Note Principal Balance Increase be offered for purchase hereunder or under Section 4.12 of the Indenture Supplement, nor shall any Class A

Purchaser be obligated to purchase any Class A Note Principal Balance Increase, to the extent that, after giving effect to such Class A Note Principal Balance Increase, the Class A Note Principal Balance would exceed the Class A Facility Limit.

SECTION 2.2 Reductions and Extensions of Commitments.

(a) At any time the Issuer may, upon at least two Business Days’ prior written notice to the Administrative Agent, reduce the Total Commitment. Each partial reduction shall be in an aggregate amount of $1,000,000 or integral multiples of $100,000 in excess thereof (or such other amount requested by the Issuer to which the Administrative Agent consents). Reductions of the aggregate Commitments pursuant to this subsection 2.2(a) of this Agreement shall be allocated to the Commitment of each Committed Purchaser and the Maximum Purchase Amount of each CP Conduit, pro rata based on the Purchaser Percentage represented by such Commitment or Maximum Purchase. The Administrative Agent shall promptly deliver a copy of any such notice to each Agent and each Class A Purchaser.

(b) On the Purchase Termination Date for a Committed Purchaser, the Commitment of such Class A Purchaser shall be automatically reduced to zero. On the Termination Date, the Commitment of all Class A Purchasers shall be automatically reduced to zero.

(c) So long as no Termination Event has occurred and is continuing, no more than 90 and no less than 60 days prior to the applicable Commitment Termination Date, the Transferor may request, through the Administrative Agent, that each Committed Purchaser extends its Commitment Termination Date for a 364-day period as herein provided, which decision will be made by each Committed Purchaser in its sole discretion. Upon receipt of any such request, the Administrative Agent shall promptly notify each Agent thereof, which shall notify each Committed Purchaser in its Purchaser Group thereof. At least 30 days prior to the applicable Commitment Termination Date (the “Election Period”), each Committed Purchaser shall notify the Agent for its Purchaser Group of its willingness or refusal to so extend its Commitment Termination Date, and such Agent shall notify the Transferor and the Administrative Agent of such willingness or refusal by the Committed Purchasers not later than the Business Day following the last day of the Election Period. No Committed Purchaser may consent to an extension of its Commitment Termination Date without the consent of each CP Conduit, if any, for which it acts as a Committed Purchaser. Any Committed Purchaser which notifies the applicable Agent of its refusal to extend or which does not expressly notify such Agent that it is willing to extend its Commitment Termination Date during the applicable Election Period shall be deemed to be (x) a Nonextending Class A Purchaser after the Commitment Termination Date then in effect (such occurrence, unless such Nonextending Class A Purchaser is replaced pursuant to subsection 2.2(d) of this Agreement or unless the Termination Date shall have occurred, a “Partial Expiration Event”) and (y) a “Dissenting Purchaser” from the date of its refusal notice or the end of the applicable Election Period. If (i) one or more Committed Purchasers have agreed to extend the Commitment Termination Date, and (ii) at the end of the applicable Election Period, no Termination Event shall have occurred, the Commitment Termination Date then in effect for each such Committed Purchaser shall be extended to the date which is 364 days following the first day of the Election Period or, if such day is not a Business Day, the next preceding Business Day; provided that if not all Committed Purchasers have agreed to such extension, the Transferor may elect, by notice to the Administrative Agent, the Issuer and each Agent delivered not later than five Business Days prior to the end of the Election Period, not to have such extension become effective.

(d) Within two Business Days following the end of an Election Period, the Agent for each Purchaser Group shall notify each other Class A Purchaser in such Purchaser Group, the Administrative Agent, the Issuer, the Transferor and the Servicer of the identity of any Dissenting Purchaser and the amount of its Commitment. Such Agent, the Issuer, the Transferor and, if the Dissenting Purchaser is a Committed Purchaser, the affected CP Conduit may (but shall not be required to) request one or more other Class A Purchasers in such Purchaser Group, with the consent of the Agent (which shall not be unreasonably withheld) and, if the Dissenting Purchaser is a Committed Purchaser, the affected CP Conduit in its sole discretion, or seek another financial institution reasonably acceptable to such Agent and, if the Dissenting Purchaser is a Committed Purchaser acceptable to the affected CP Conduit in its sole discretion, to acquire all or a portion of the Commitment of the Dissenting Purchaser and all amounts payable to it hereunder and under the Indenture and the Indenture Supplement in accordance with Section 6.1 of this Agreement. Each Dissenting Purchaser hereby agrees to assign all or a portion of its Commitment and the amounts payable to it hereunder and under the Indenture and the Indenture Supplement to a replacement investor identified by the Agent for its Purchaser Group in accordance with the preceding sentence, subject to ratable payment of such Dissenting Purchaser’s Percentage Interest of the Class A Note Principal Balance, together with all accrued and unpaid interest thereon, and a ratable portion of all fees and other amounts due to it hereunder.

SECTION 2.3 Interest, Fees, Expenses, Payments, Etc.

(a) Except as otherwise provided in subsection 2.3(b) of this Agreement, each Tranche of each CP Conduit’s Percentage Interest of the Covered Portion of the Class A Note Principal Balance shall bear interest for each Interest Period at a rate per annum equal to the sum of such CP Conduit’s Commercial Paper Rate applicable to such Tranche plus the applicable Class A Program Fee Rate. Each CP Conduit’s commercial paper tranches will be selected by such CP Conduit or its administrator, after consultation with the Transferor, to the extent reasonably practicable. Each Committed Purchaser’s (other than a CP Conduit’s) Percentage Interest of the Covered Portion of the Class A Note Principal Balance shall bear interest for each Interest Period at a rate per annum equal to the sum of the Alternative Rate plus the applicable Class A Program Fee Rate. Each Class A Purchaser’s Percentage Interest of the Risk Portion of the Class A Note Principal Balance shall bear interest for each Interest Period at a rate per annum equal to the sum of the Risk Rate from time to time in effect plus the applicable Class A Program Fee Rate.

(b) If and to the extent that, and only for so long as, a CP Conduit at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of Commercial Paper Notes in the commercial paper market of the United States to finance its purchase or maintenance of its Percentage Interest of the Covered Portion of the Class A Note Principal Balance or any portion thereof (which determination may be based on any allocation method employed in good faith by such CP Conduit), including by reason of market conditions or by reason of insufficient availability under any of its Support Facilities or the downgrading of any of its Support Parties, upon notice from such CP Conduit to the Agent for its Purchaser Group, the Administrative Agent and the

Issuer, such portion of such CP Conduit’s Percentage Interest of the Class A Note Principal Balance shall bear interest at a rate per annum equal to the sum of the Alternative Rate plus the applicable Class A Program Fee Rate, rather than as otherwise determined pursuant to subsection 2.3(a) of this Agreement.

(c) The principal of the Class A Notes shall be paid as provided in the Indenture and the Indenture Supplement. Accrued and unpaid interest on each Tranche of the Class A Note Principal Balance shall be due and payable on the last day of each Interest Period applicable to such Tranche and on any date on which the principal of such Tranche is paid or required to be paid hereunder or under the Indenture and the Indenture Supplement (in respect of the portion of principal paid or required to be paid). Class A Monthly Interest for each Monthly Period (including the last Monthly Period) shall be due and payable on the Distribution Date for such Monthly Period. In the case of Class A Notes held by an Agent as agent for members of its Purchaser Group, such Agent shall allocate to the Class A Owners in its Purchaser Group each payment in respect of the Class A Notes received by such Agent in its capacity as Class A Noteholder as provided herein. Payments in reduction of the portion of the Class A Note Principal Balance evidenced by a Class A Note shall be allocated and applied to Class A Owners of such Class A Note pro rata based on their respective Percentage Interests of the Class A Note Principal Balance, or in any such case in such other proportions as each affected Class A Purchaser may agree upon in writing from time to time with such Agent and the Issuer; provided that from and after the occurrence of a Partial Expiration Event until the earlier to occur of (i) the Termination Date and (ii) the date on which (A) the aggregate amount of payments in reduction of the Class A Note Principal Balance made after the related Partial Commitment Termination Date equals (B) the related Class A Mandatory Partial Amortization Amount, payments on a Class A Note in reduction of the portion of the Class A Note Principal Balance evidenced by such Class A Note shall be allocated and applied to Nonextending Class A Owners of such Class A Note pro rata based on their respective Percentage Interests of the Class A Note Principal Balance. Payments of interest in respect of the portion of the Class A Note Principal Balance evidenced by a Class A Note shall be allocated and applied to Class A Owners of such Class A Note pro rata based upon the respective amounts of interest due and payable to them, determined as provided above in this Section 2.3.

(d) The Transferor agrees to pay on demand (i) to the Administrative Agent and the initial Class A Purchasers all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel with respect thereto, (ii) to the Administrative Agent and each Agent and Class A Purchaser all reasonable costs and expenses in connection with the any requested amendments of or waivers or consents under this Agreement or the Related Documents, including in each case the reasonable fees and out-of-pocket expenses of counsel with respect thereto, and (iii) if an Early Redemption Event, Event of Default or Servicer Default shall have occurred, to the Administrative Agent and each Agent and Class A Purchaser, on demand, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of this Agreement or any of the Related Documents, and the other documents delivered thereunder or in connection therewith (provided that if it has been determined that any proceedings in connection with such enforcement were brought by the Administrative Agent, an Agent or a Class A Purchaser in bad faith or in a manner constituting wilful misconduct, then the Administrative

Agent, such Agent or such Class A Purchaser, as applicable, shall reimburse the Issuer, CFC and/or the Servicer (as applicable) for its or their costs (including reasonable fees and out of pocket expenses of counsel) in connection with any such proceedings).

(e) The Transferor agrees to pay on demand any and all stamp, transfer and other similar taxes (other than Taxes covered by Section 2.5 of this Agreement) and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Related Documents and each related Support Facility, and agrees to save each Class A Purchaser and Agent and the Administrative Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

(f) Any interest, fees or other amounts due and payable hereunder (without regard to any limitations set forth herein on the sources from which such amount may be paid) which are not paid on the due date thereof (including interest payable pursuant to this clause (f)) shall accrue interest (after as well as before judgment) at the Risk Rate from time to time in effect from and including the due date thereof to but excluding the date such amount is actually paid.

(g) Interest calculated by reference to the Commercial Paper Rate or the Adjusted Eurodollar Rate shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest calculated by reference to the Prime Rate shall be calculated on the basis of a 365 or 366 day year, as applicable, for the actual days elapsed. Periodic fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified on Schedule I hereto, on the basis of a 360-day year and for the actual days elapsed.

(h) All payments to be made hereunder or under the Indenture and the Indenture Supplement, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:30 p.m., New York City time, on the due date thereof to the Administrative Agent or the applicable Agent, as the case may be, at its account specified in subsection 7.3(b) hereof, in United States dollars and in immediately available funds. Payments received by such Agent after 2:30 p.m., New York City time shall be deemed to have been made on the next Business Day, unless otherwise agreed to by such Agent. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) the Issuer, the Indenture Trustee, the Transferor or the Servicer makes a payment to the Administrative Agent or an Agent or Class A Purchaser or (ii) the Administrative Agent or an Agent or Class A Purchaser receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or Federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Administrative Agent or such Agent or Class A Purchaser, as the case may be.

(i) At or before 4:00 p.m., New York City time, on each Note Rate Determination Date and on the third Business Day preceding the end of each Interest Period, each CP Conduit shall notify the Agent for its Purchaser Group of (i) its Commercial Paper Rate, if applicable, for each Tranche in effect for the related Monthly Period or Interest Period, as applicable, and (ii) if applicable, the date on which the Alternative Rate became applicable to its Percentage Interest of the Class A Note Principal Balance or a portion thereof pursuant to subsection 2.3(b) of this Agreement. Such notification may be based on such CP Conduit’s good faith estimate of the Commercial Paper Rate if the actual rate is not then known to such CP Conduit, and in such case, such CP Conduit shall notify such Agent at or before 4:00 p.m., New York City time, on the following Note Rate Determination Date of the amount of any variation between interest payable to such CP Conduit for the preceding Monthly Period or Interest Period, as applicable, based on such estimate and interest which should have been payable to such CP Conduit for such Monthly Period or Interest Period, as applicable, based on its final determination of the applicable Commercial Paper Rate. The amount of any shortfall in interest based on such variation shall be included in the portion of Class A Monthly Interest payable to such CP Conduit on the following Distribution Date, and the amount of any overpayment of interest to such CP Conduit based on such variation shall be credited, dollar for dollar, against the portion of Class A Monthly Interest otherwise payable to such CP Conduit for the following Monthly Period. Each determination by a CP Conduit of its applicable Commercial Paper Rate pursuant to this Agreement shall be conclusive and binding on the Class A Purchasers, each Agent, the Issuer, the Transferor, the Servicer and the Indenture Trustee in the absence of manifest error.

(j) On each Note Rate Determination Date, (i) the Agent for each Purchaser Group shall notify the Servicer and the Transferor, with respect to such Purchaser Group, of the applicable Commercial Paper Rates and the Class A Program Fee Rate for the related Interest Period, and, if applicable, the dates on which the Alternative Rate was applicable to the Percentage Interest of the Class A Note Principal Balance owed to any member of its Purchaser Group, and (ii) the Administrative Agent shall notify the Servicer and the Transferor of the Alternative Rate and the Risk Rate, if applicable, for the related Interest Period. For such purposes, the Agents may rely conclusively on notices from CP Conduits as to the interest rate or rates from time to time applicable to their respective Percentage Interest of the Class A Note Principal Balance. Such notification from an Agent may be based on such CP Conduit’s estimate of the Commercial Paper Rate as provided to such Agent pursuant to subsection 2.3(i) hereof, if the actual rate and amount is not then known to such Agent. In any such case, such Agent shall notify the Servicer, the Transferor and the Indenture Trustee on or before the next succeeding Note Rate Determination Date of the amount of any variation between the estimated amount of interest payable on Class A Notes accrued at the Commercial Paper Rate and the actual amount thereof for the preceding Interest Period. The amount of any shortfall in interest based on such variation shall be a positive “Estimated Interest Adjustment” for such Interest Period, and the amount of any overpayment of interest based on such variation shall be a negative “Estimated Interest Adjustment” for such Interest Period. Any positive Estimated Interest Adjustment for a Interest Period shall be deemed not due on the Distribution Date for such Interest Period, but shall be due on the next succeeding Distribution Date. An Estimated Interest Adjustment shall not bear interest, unless not paid when due as provided in the preceding sentence. Each determination of the Commercial Paper Rate, the Alternative Rate, the Risk Rate and the Class A Program Fee Rate by the Administrative Agent or an Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Class A Purchasers, the Issuer, the Transferor, the Servicer and the Indenture Trustee in the absence of manifest error.

SECTION 2.4 Requirements of Law.

(a) In the event that any Class A Purchaser shall have reasonably determined that any Regulatory Change shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, such Class A Purchaser and the result of any of the foregoing is to increase the cost to such Class A Purchaser, by an amount which such Class A Purchaser deems to be material, of maintaining its Commitment or its interest in the Class A Notes or to reduce any amount receivable in respect thereof, then, in any such case, after submission by such Class A Purchaser to the Agent for its Purchaser Group of a written request therefor and the submission by such Agent to the Issuer, the Transferor and the Servicer of such written request therefor, the Issuer shall pay to such Agent for the account of such Class A Purchaser any additional amounts necessary to compensate such Class A Purchaser for such increased cost or reduced amount receivable, to the extent not already reflected in the applicable interest rate, together with interest on any such unpaid amount from the Distribution Date following receipt by the Issuer of such request for compensation under this subsection 2.4(a) of this Agreement, if such request is received by the Issuer at least five Business Days prior to the Determination Date related to such Distribution Date, and otherwise from the following Distribution Date, until payment in full thereof (after as well as before judgment) at the Prime Rate in effect from time to time.

(b) In the event that any Class A Purchaser shall have reasonably determined that any Regulatory Change regarding capital adequacy has the effect of reducing the rate of return on such Class A Purchaser’s capital or on the capital of any Person controlling such Class A Purchaser as a consequence of its obligations hereunder or its maintenance of its Commitment or its interest in the Class A Notes to a level below that which such Class A Purchaser or such Person could have achieved but for such Regulatory Change (taking into consideration such Class A Purchaser’s or such Person’s policies with respect to capital adequacy) by an amount deemed in good faith by such Class A Purchaser or such Person to be material, then, from time to time, after submission by such Class A Purchaser to the Agent for its Purchaser Group of a written request therefor and submission by such Agent to the Issuer, the Transferor and the Servicer of such written request therefor, the Issuer shall pay to such Agent for the account of such Class A Purchaser such additional amount or amounts as will compensate such Class A Purchaser or such Person, as applicable, for such reduction, together with interest on any such unpaid amount from the Distribution Date following receipt by the Issuer of such request for compensation under this subsection 2.4(b), if such request is received by the Issuer at least five Business Days prior to the Determination Date related to such Distribution Date, and otherwise from the following Distribution Date, until payment in full thereof (after as well as before judgment) at the Prime Rate in effect from time to time. Nothing in this subsection 2.4(b) shall be deemed to require the Issuer to pay any amount to a Class A Purchaser to the extent such Class A Purchaser has been compensated therefor under another provision of this Agreement or to the extent such amount is already reflected in the applicable interest rate.

(c) Each Class A Purchaser agrees that it shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to subsections 2.4(a) and 2.4(b) of this Agreement, including but not limited to designating a different Investing Office for its Class A Notes (or any interest therein) if such designation will avoid the need for, or reduce the amount of, any increased amounts referred to in subsection 2.4(a) or 2.4(b) hereof and will not, in the reasonable opinion of such Class A Purchaser, be unlawful or otherwise disadvantageous to such Class A Purchaser or inconsistent with its policies or result in any unreimbursed cost or expense to such Class A Purchaser or in an increase in the aggregate amount payable under subsections 2.4(a) and 2.4(b) hereof.

(d) Each Class A Purchaser claiming increased amounts described in subsection 2.4(a) or 2.4(b) of this Agreement will furnish to the Agent for its Purchaser Group (together with its request for compensation) a certificate prepared in good faith setting forth the basis and the calculation of the amount (in reasonable detail) of each request by such Class A Purchaser for any such increased amounts referred to in subsection 2.4(a) or 2.4(b) hereof. Any such certificate shall be conclusive absent manifest error, and such Agent shall deliver a copy thereof to the Issuer, the Transferor and the Servicer. Failure on the part of any Class A Purchaser to demand compensation for any amount pursuant to subsection 2.4(a) or 2.4(b) hereof with respect to any period shall not constitute a waiver of such Class A Purchaser’s right to demand compensation with respect to such period; provided, however, that notwithstanding the foregoing provisions of this Section 2.4, a Class A Purchaser shall not be compensated for any such amount relating to any period ending more than six months prior to the date that such Class A Purchaser notifies the Issuer in writing thereof or for any amounts resulting from a change by any Class A Purchaser of its Investing Office.

SECTION 2.5 Taxes.

(a) All payments made to the Class A Purchasers, the Agents or the Administrative Agent under this Agreement and the Indenture and the Indenture Supplement (including all amounts payable with respect to the Class A Notes) shall, to the extent allowed by law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”), excluding (i) income taxes (including branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on or measured by net income), franchise taxes (imposed in lieu of income taxes), or any other taxes based on or measured by the net income of such Class A Purchaser, Participant, Agent or the Administrative Agent (as the case may be) or the gross receipts or income of such Class A Purchaser, Participant, Agent or the Administrative Agent (as the case may be); (ii) any Taxes that would not have been imposed but for the failure of such Class A Purchaser, Participant, Agent or the Administrative Agent, as applicable, to provide and keep current (to the extent legally able) any certification or other documentation required to qualify for an exemption from, or reduced rate of, any such Taxes or required by this Agreement to be furnished by such Class A Purchaser, Participant, Agent or the Administrative Agent, as applicable; and (iii) any Taxes imposed as a result of a change by any Class A Purchaser or Participant of its Investing Office (other than changes mandated by this Agreement, including subsection 2.4(c) hereof, or required by law) (all such excluded taxes being hereinafter called “Excluded Taxes”). If, as a result of any change in law, treaty or regulation or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the adoption of any law, treaty or regulation, any Taxes, other than Excluded Taxes, are required to be withheld from any amounts payable to a Class A Purchaser or

Agent or the Administrative Agent hereunder or under the Indenture and the Indenture Supplement, then after submission by any Class A Purchaser to the Agent for its Purchaser Group (in the case of an amount payable to a Class A Purchaser) and by any Agent or the Administrative Agent to the Issuer, the Transferor and the Servicer of a written request therefor, the amounts so payable to such Class A Purchaser or Agent or the Administrative Agent, as applicable, shall be increased by the Issuer, and the Issuer shall pay to the applicable Agent for the account of such Class A Purchaser or for its own account or to the Administrative Agent, as applicable, the amount of such increase to the extent necessary to yield to such Class A Purchaser or Agent or the Administrative Agent, as applicable (after payment of all such Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified in this Agreement and the Indenture and the Indenture Supplement; provided, however, that the amounts so payable to such Class A Purchaser or Agent or the Administrative Agent shall not be increased pursuant to this subsection 2.5(a) if such requirement to withhold results from the failure of such Person to comply with subsection 2.5(c) hereof; provided however, that the Issuer shall not be required to pay any such additional amounts (or any related interest or penalties) to the extent arising from the result of and attributable to the failure of a Class A Purchaser, Participant or Agent or the Administrative Agent to file in a timely manner any tax returns required to be filed by such Class A Purchaser, Participant or Agent or the Administrative Agent, as applicable, necessary to ensure that the net amount actually received by such Person will equal the full amount such Person would have received had no such deduction or withholding been required. Whenever any Taxes are payable on or with respect to amounts distributed to a Class A Purchaser or Agent or the Administrative Agent, as promptly as possible thereafter the Issuer shall send to the Agent, on behalf of such Class A Purchaser, or to such Agent or the Administrative Agent, as applicable, a certified copy of an original official receipt showing payment thereof. If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, on behalf of itself or such Class A Purchaser, or to such Agent or the Administrative Agent, as applicable, the required receipts or other required documentary evidence, the Issuer shall pay to such Agent on behalf of such Class A Purchaser or to such Agent or the Administrative Agent for its own account, as applicable, any incremental taxes, interest or penalties that may become payable by such Class A Purchaser or Agent or the Administrative Agent, as applicable, as a result of any such failure.

(b) A Class A Purchaser claiming increased amounts under subsection 2.5(a) hereof for Taxes paid or payable by such Class A Purchaser will furnish to the applicable Agent a certificate prepared in good faith setting forth the basis and amount of each request by such Class A Purchaser for such Taxes, and such Agent shall deliver a copy thereof to the Issuer, the Transferor and the Servicer. An Agent or the Administrative Agent claiming increased amounts under subsection 2.5(a) hereof for its own account for Taxes paid or payable by such Agent or the Administrative Agent, as applicable, will furnish to the Issuer, the Transferor and the Servicer a certificate prepared in good faith setting forth the basis and amount of each request by the Agent or the Administrative Agent for such Taxes. Any such certificate of a Class A Purchaser or Agent or the Administrative Agent shall be conclusive absent manifest error. Failure on the part of any Class A Purchaser or Agent or the Administrative Agent to demand additional amounts pursuant to subsection 2.5(a) of this Agreement with respect to any period shall not constitute a waiver of the right of such Class A Purchaser or Agent or the Administrative Agent, as the case may be, to demand compensation with respect to such period. All such amounts shall be due and payable to such Agent on behalf of such Class A Purchaser or to such Agent or the Administrative Agent for its own account, as the case may be, on the Distribution Date following receipt by the Issuer of such certificate, if such certificate is received by the Issuer at least five Business Days prior to the Determination Date related to such Distribution Date and otherwise shall be due and payable on the following Distribution Date (or, if earlier, on the Series [            ] Termination Date).

(c) Each Class A Purchaser and each Participant holding an interest in Class A Notes agrees that prior to the date on which the first interest or fee payment hereunder is due thereto, it will deliver to the Issuer, the Transferor, the Servicer, the Indenture Trustee, the applicable Agent and the Administrative Agent (i) if such Class A Purchaser or Participant is not incorporated under the laws of the United States or any State thereof, two duly completed copies of the U.S. Internal Revenue Service Form W-8ECI or, if the Transferor in its sole discretion consents, Form W-8BEN claiming treaty benefits, or in either case successor applicable forms required to evidence that the Class A Purchaser or Participant is entitled to receive payments under this Agreement and with respect to the Class A Notes without deduction or withholding of any United States federal income taxes, (ii) a duly completed U.S. Internal Revenue Service Form W-9 or successor applicable or required forms , and (iii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. Each Class A Purchaser or Participant holding an interest in Class A Notes also agrees to deliver to the Issuer, the Transferor, the Servicer, the Indenture Trustee, the applicable Agent and the Administrative Agent two further copies of such Form W-8ECI or Form W-8BEN and Form W-9, or such successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder, and such extensions or renewals thereof as may reasonably be requested by the Servicer, the Transferor, the Issuer, an Agent or the Administrative Agent, unless in any such case, solely as a result of a change in treaty, law or regulation occurring prior to the date on which any such delivery would otherwise be required, the Class A Purchaser is no longer eligible to deliver the then-applicable form set forth above and so advises the Servicer, the Issuer, the Transferor and the applicable Agent and the Administrative Agent. Each Class A Purchaser certifies, represents and warrants as of the Closing Date, each Assignee and each Participant (in either case other than a Support Party) shall certify, represent and warrant as a condition of acquiring its Assignment or Participation as of the effective date of the Transfer Supplement to which it is a party or of such Participation, as the case may be, and each Support Party shall certify, represent and warrant as of the effective date of its becoming a Support Party, that (x) it is entitled to receive payments under this Agreement and with respect to the Class A Notes without deduction or withholding of any United States federal income taxes and (y) it is entitled to an exemption from United States backup withholding tax. Notwithstanding anything to the contrary herein, each of the Issuer, the Transferor, the Servicer and the Indenture Trustee shall be entitled to withhold any amount that it reasonably determines is required to be withheld pursuant to Section 1446 of the Code, and such amount shall be deemed to have been paid to the Class A Purchaser, Assignee or Participant for all purposes of the Agreement.

SECTION 2.6 Indemnification.

(a) The Transferor agrees to indemnify and hold harmless the Administrative Agent and each Agent and Class A Purchaser and any director, officer, employee or agent thereof (each such Person being an “Indemnitee”) from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable fees and out-of-pocket expenses of counsel) whatsoever (including claims under federal or state securities laws), which the Indemnitee may incur (or which may be claimed against the Indemnitee) by reason of or in connection with (i) the execution and delivery of this Agreement or any Related Document or the Class A Notes or the assignment hereof to any Support Party, (ii) the offer and sale by or on behalf of the Issuer or the Transferor of the Series [            ] Notes or (iii) the other transactions contemplated hereby, except (A) to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the wilful misconduct or gross negligence of the Indemnitee in performing its obligations under this Agreement, (B) to the extent that any such claim, damage, loss, liability, cost or expense relates to Taxes or amounts payable by the Issuer under Section 2.4 or 2.5 hereof, or (C) for recourse for the payment of principal of or interest on, or other amounts due in respect of, the Class A Notes as a result of nonpayment by Obligors on the Accounts or the related Receivables. Subject to the limitations set forth above, but without limiting the generality of the foregoing, the Transferor agrees to indemnify and hold harmless the Administrative Agent and each Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including payment of the Class A Note Principal Balance) be imposed on, incurred by or asserted against the Administrative Agent and such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent or any Agent under or in connection with any of the foregoing; provided that the Transferor shall not be liable under this sentence for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Administrative Agent or any Agent resulting from its own gross negligence or wilful misconduct. Promptly after receipt by the Administrative Agent or an Agent or Class A Purchaser of notice of the commencement of any action, the Administrative Agent or such Agent or Class A Purchaser, as the case may be, will, if a claim in respect thereof is to be made under this subsection 2.6(a), notify the Transferor in writing of the commencement thereof; provided, however, the omission to so notify the Transferor will not relieve the Transferor from any liability which it may have to the Administrative Agent or such Agent or Class A Purchaser under this subsection 2.6(a) except to the extent the Transferor was actually prejudiced by the failure to give such notices promptly.

Each Indemnitee shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification pursuant to this Section 2.6(a); provided, however, that nothing contained herein shall obligate any Indemnitee to take any action that imposes on such Person any additional costs or legal or regulatory burdens which in such Person’s reasonable opinion, would have an adverse effect on its business, operations or financial condition; provided, further, that for any breach of a representation or warranty with respect to a Receivable that results in the repurchase or the reassignment of Receivables pursuant to Section 2.05 or 2.06 of the Transfer and Servicing Agreement, such repurchase or reassignment shall constitute the sole remedy for such breach.

(b) CompuCredit and any Successor Servicer, by accepting its appointment pursuant to the Transfer and Servicing Agreement, (i) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and to be subject to the duties and obligations of the Servicer hereunder, (ii) as of the date of its acceptance, shall be deemed to have made with respect to itself only the representations and warranties made by the Servicer in subsections 4.1(a) through 4.1(h) hereof and (iii) shall agree to indemnify and hold harmless any Indemnitee from and against any and all claims, damages, losses, liabilities, costs or expenses (including the fees and expenses of counsel) whatsoever which such Indemnitee may incur (or which may be claimed against such Indemnitee) by reason of the negligence or wilful misconduct of such Servicer in exercising its powers and carrying out its obligations under this Agreement, the Transfer and Servicing Agreement or any Related Document; provided, however, that the Servicer shall not indemnify any such Indemnitee for any such loss, liability, expense, damage or injury suffered or sustained by reason of any action taken or omitted at the written request of any such Indemnitee; provided, further, that the Servicer shall not indemnify any such Indemnitee for any such loss, liability, expense, damage or injury incurred with respect to any action taken by such Indemnitee constituting fraud, gross negligence, breach of fiduciary duty or wilful misconduct, with respect to the uncollectibility of the Receivables or with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by any such Indemnitee in connection herewith to any taxing authority; provided, further, that the Servicer shall not indemnify any such Indemnitee to the extent that such loss, liability, expense, damage or injury suffered or sustained by such Indemnitee is duly solely to a breach by Servicer of one or more of its representations and warranties set forth in subsections 3.03(h), (i), (j) and (k) of the Transfer and Servicing Agreement and such breach results in the assignment of the affected Receivables pursuant to Section 3.03 of the Transfer and Servicing Agreement. The Servicer shall not be liable for acts or omissions of any Successor Servicer. The Servicer shall not be liable under this section for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Administrative Agent or any Agent resulting from its own gross negligence or wilful misconduct. Promptly after receipt by the Administrative Agent or an Agent or Class A Purchaser of notice of the commencement of any action, the Administrative Agent or such Agent or Class A Purchaser, as the case may be, will, if a claim in respect thereof is to be made under this subsection 2.6(b), notify the Servicer in writing of the commencement thereof; provided, however, the omission to so notify the Servicer will not relieve the Servicer from any liability which it may have to the Administrative Agent or such Agent or Class A Purchaser under this subsection 2.6(b) except to the extent the Transferor was actually prejudiced by the failure to give such notices promptly.

Each Indemnitee shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification pursuant to this Section 2.6(b); provided, however, that nothing contained herein shall obligate any Indemnitee to take any action that imposes on such Person any additional costs or legal or regulatory burdens which in such Person’s reasonable opinion, would have an adverse effect on its business, operations or financial condition.

(c) In the event that for any reason, (i) the basis for calculation of interest on any CP Conduit’s Percentage Interest of the Class A Note Principal Balance shall change from the Commercial Paper Rate to the Alternative Rate, (ii) any CP Conduit receives any repayment of its share of the Class A Note Principal Balance, and the date of such change or of such repayment is not the maturity date for all Commercial Paper Notes allocated by such CP Conduit to funding its purchase or maintenance of the affected portion of its Percentage Interest of the Class A Note Principal Balance, or (iii) any Class A Purchaser receives any repayment of its share of the Class A Note Principal Balance on a date other than a Distribution Date or upon fewer than two Business Days’ prior (or, with respect to amounts listed at the Alternative Rate based on the Adjusted Eurodollar Rate, two Business Days’) written notice, then in any such case the Issuer agrees to indemnify each affected Class A Purchaser against, and to promptly pay on demand directly to such Class A Purchaser the amount equal to any loss or reasonable out-of-pocket expense suffered by such Class A Purchaser as a result of such change or such repayment, including, in the case of a CP Conduit, any loss, cost or expense suffered by such CP Conduit by reason of its issuance of Commercial Paper Notes or its incurrence of other obligations reasonably allocated by such CP Conduit to its funding or the maintenance of its funding of its share of the Class A Note Principal Balance, or, in the case of any Class A Purchaser, redeploying funds prepaid or repaid, in amounts which correspond to its share of the Class A Note Principal Balance. A statement setting forth in reasonable detail the calculations of any additional amounts payable pursuant to this Section submitted by a Class A Purchaser or Agent or by the Administrative Agent, as the case may be, to the Issuer and the Servicer shall be conclusive absent manifest error.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1 Conditions Precedent on the Effective Date. This Agreement shall become effective on the Effective Date upon the satisfaction of the following conditions:

(a) The Administrative Agent (for its own account or for the account of the initial Class A Purchasers) shall have received all fees required to be paid by the Transferor on such date;

(b) The Administrative Agent on behalf of the Class A Purchasers shall have received the items listed below:

(i) A copy of this Agreement, duly executed by the Transferor, the Issuer and the Servicer;

(ii) Officer’s Certificates of each of the Transferor and the Servicer, each dated as of the Effective Date, certifying as to itself (A) the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement and all other documents to be delivered by such Person hereunder (on which certificate the Class A Purchasers may conclusively rely until such time as the Class A Purchasers shall receive from the Transferor or the Servicer, as the case may be, a revised Officer’s Certificate meeting the requirements of this paragraph (b)(ii)), (B) that the copy of the certificate of incorporation and by-laws of each of the Transferor and the Servicer attached thereto is a complete and correct copy and that such certificate of incorporation and by-laws have not been amended, modified or supplemented and are in full force and effect, and (C) to the extent applicable, the resolutions of such Person’s board of directors approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which such Person is a party and the documents related thereto;

(iii) Good standing certificates for the Transferor and the Issuer issued by the Secretary of State of the State of Nevada and a good standing certificate for the Servicer issued by the Secretary of State of the State of Georgia;

(iv) Evidence satisfactory to the Administrative Agent that financing statements or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent or any Agent or Class A Purchaser, desirable under the Uniform Commercial Code of all appropriate jurisdictions or any comparable law to perfect the transfers (including grants of security interests) under the Related Documents have been delivered and, if appropriate, have been duly filed or recorded and that all filing fees, taxes or other amounts required to be paid in connection therewith have been paid;

(v) Certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Closing Date, listing all effective financing statements which name CompuCredit, CFC or the Issuer (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the statements referred to in clause (iv) above were or are to be filed, together with copies of such financing statements (none of which, other than financing statements naming the party under the Related Documents to which transfers (including grants of security interests) thereunder purport to have been made shall cover any of the property purported to be conveyed thereunder);

(vi) Opinions, dated as of the Effective Date, delivered to the Administrative Agent by Counsel to the Issuer, the Owner Trustee, the Indenture Trustee, CFC and CompuCredit, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, subject to customary assumptions and qualifications, as to such matters as the Administrative Agent and its counsel may reasonably request;

(vii) An executed copy of each Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Indenture, the Indenture Supplement, the Trust Agreement, the Supplemental Fee Letter for the initial Purchaser Group and the Administration Agreement;

(viii) Evidence satisfactory to each initial CP Conduit that its purchase of Class A Notes and Class A Note Principal Balance Increases hereunder will not result in a reduction or withdrawal of the rating of its Commercial Paper Notes by Moody’s, S&P or any other nationally recognized rating agency;

(ix) The Class A Note(s) duly executed by the Issuer and duly authenticated by the Indenture Trustee and registered in the name of issued in the name of each Agent as nominee on behalf of the Class A Owners in its Purchaser Group; and

(x) Evidence that The Class B Note(s) have been duly executed by the Issuer and duly authenticated by the Indenture Trustee and registered in the Transferor.

The delivery of this Agreement on the Closing Date shall be deemed to be an acknowledgment by the Class A Purchasers, the Agents, the Administrative Agent and their counsel that the form and substance of any written documents required under this Section 3.1 are satisfactory. In addition, the Closing Conditions shall be deemed to have been satisfied upon the payment by the Class A Purchasers of the purchase price for the Class A Notes.

SECTION 3.2 Condition to Additional Purchases. The following shall be conditions precedent to each purchase hereunder by any Class A Purchasers of the Class A Notes on the Closing Date and of each Class A Note Principal Balance Increase thereafter:

(a) Except in the case of the initial purchase on the Closing Date, each Agent shall have received a properly completed Increase Notice;

(b) On the Purchase Date and after giving effect to the purchases on such date of the Initial Note Principal Balance or of the Class A Note Principal Balance Increase, if any, to be purchased on such date, as applicable, no Termination Event, and no event that, after the giving of notice or the lapse of time, would constitute a Termination Event, shall have occurred and be continuing;

(c) On the Purchase Date and after giving effect to the purchases on such date of the Initial Note Principal Balance or of the Class A Note Principal Balance Increase, if any, to be purchased on such date, as applicable, all representations and warranties of CFC, the Servicer or the Issuer contained herein or otherwise made in writing pursuant to any of the provisions hereof shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date (unless such representations and warranties specifically relate to an earlier date);

(d) After giving effect to the purchases on such date of the Initial Note Principal Balance or of the Class A Note Principal Balance Increase to be purchased on such date, (i) the Class A Note Principal Balance shall not exceed the Class A Facility Limit, (ii) the Reset Principal Receivables Advance Rate shall not exceed the Advance Rate, (iii) the Class B Note Principal Balance shall equal or exceed the Required Subordinate Amount, and (iv) the amount on deposit in the Spread Account shall equal or exceed the Required Spread Account Amount;

(e) In the case of a purchase by a CP Conduit, such CP Conduit’s Support Facilities shall be in full force and effect;

(f) there shall be no Account Owner other than an Eligible Account Owner; there shall be no Participation Interests included in the Trust Assets which has not been consented to as provided herein; and all Receivables shall have been originated by an Eligible Account Owner; and

(g) In the case of each Increase Date, the Transferor shall have delivered to the Administrative Agent and each Agent an Officer’s Certificate dated such Increase Date certifying that the conditions described in clauses (a) through (e) above have been satisfied.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of the Issuer, the Transferor and the Servicer. As of the Effective Date, each of the Transferor, the Issuer and the Servicer, as to itself only and not as to any other, represents and warrants to the Class A Purchasers, the Agents and the Administrative Agent that all representations and warranties made by it in this Section 4.1, with respect to itself, are true and correct as of such day as though made on and as of such day:

(a) Organization and Good Standing. The Servicer is a corporation duly organized and validly existing in good standing under the laws of the State of Georgia and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and any other Transaction Documents to which it is a party. The Transferor is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada and has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and any other Transaction Documents to which it is a party. The Issuer is a business trust duly organized and validly existing in good standing under the laws of the State of Nevada and has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and any other Transaction Documents to which it is a party.

(b) Due Qualification. Each of the Issuer, the Transferor and the Servicer, as applicable, is duly qualified to do business and is in good standing as a trust or corporation, as applicable, and has obtained all necessary licenses and approvals with respect thereto, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Issuer’s, the Transferor’s or the Servicer’s, as applicable, ability to perform its obligations under the Transaction Documents to which each is a party.

(c) Due Authorization. The execution and delivery by the Issuer, the Transferor and the Servicer, as applicable, of this Agreement and the other Transaction Documents to which it is a party, and the consummation by the Issuer, the Transferor and the Servicer, as applicable, of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Issuer, the Transferor and the Servicer, as applicable, by all necessary action on the part of the Issuer, the Transferor and the Servicer, as the case may be.

(d) No Violation. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by it of the transactions contemplated hereby and thereby and the fulfilment by it of the terms hereof and thereof applicable to the Issuer, the Transferor or the Servicer, as the case may be, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to the Issuer, the Transferor or the Servicer, as applicable, the Nevada certificate of trust or the Trust Agreement of the Issuer, charter or by-laws of the Transferor or the Servicer or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Issuer, the Transferor or the Servicer, as applicable, is a party or by which it or any of its respective property is bound.

(e) Binding Obligation. This Agreement and the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of the Issuer, the Transferor and the Servicer, as applicable, enforceable against such party in accordance with their respective terms, except as enforceability may be limited by applicable Insolvency Laws or other similar laws now or hereafter in effect, affecting the enforcement of the rights of creditors generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, the Transferor or the Servicer, as applicable, threatened, against the Issuer, the Transferor or the Servicer, as applicable, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the other Transaction Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Issuer, the Transferor or the Servicer, as applicable, would materially and adversely affect the performance by the Issuer, the Transferor or the Servicer, as applicable, of its obligations under this Agreement or the other Transaction Documents to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, or (v) seeking any determination or ruling that, if adversely determined, would materially and adversely affect the condition (financial or otherwise), business, properties, prospects, profits or operations of the Issuer, the Transferor or the Servicer, as applicable, or any of its respective Affiliates; provided, however, that the Servicer makes no representation as to the condition (financial or otherwise), business, properties, prospects, profits or operations of the Transferor, the Issuer, or any other Affiliate that is a special purpose bankruptcy remote entity.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained by the Transferor, the Issuer and the Servicer, as applicable, on or prior to the date hereof in connection with the execution and delivery by the Transferor, the Issuer and the Servicer, as applicable, of this Agreement and the other Transaction Documents to which it is a party, the performance by the Transferor, the Issuer and the Servicer, as applicable, of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfilment by the Transferor, the Issuer and the Servicer of the terms hereof and thereof applicable to the Transferor, the Issuer or the Servicer, as applicable, have been obtained and are in full force and effect.

(h) Investment Company Act. Neither the Transferor nor the Issuer is, or is controlled by, an “investment company” within the 1940 Act.

(i) No Event of Default. After giving effect to the issuance of the Class A Notes and the purchase, on the Effective Date, of the Class A Notes in the amount of the Class A Note Principal Balance, no Event of Default, Termination Event or Servicer Default has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice or both, would constitute such an Event of Default, Termination Event or a Servicer Default.

(j) Trust Indenture Act. The Indenture and the Indenture Supplement are not required to be qualified under the Trust Indenture Act of 1939.

(k) Receivables. The aggregate amount of the Receivables in the Accounts as of [                         ,             ] was $[            ], consisting of $[            ] of Principal Receivables and $[            ] of Finance Charge Receivables

(l) Trust Assets. The Issuer represents and warrants that there is no Account Owner other than an Eligible Account Owner; there are no Participation Interests included in the Trust Assets which have not been consented to by the Administrative Agent; and all Receivables have been originated by an Eligible Account Owner.

SECTION 4.2 Covenants of the Issuer, the Transferor and the Servicer.

Each of the Transferor, the Issuer and the Servicer covenants, with respect to itself only and not as to any other, as follows:

(a) Access to Information. From the Effective Date until the Termination Date, each of the Issuer, the Transferor and the Servicer, as applicable, will, at any time and from time to time during regular business hours, on at least five (5) Business Days (or if an Event of Default, Default or Early Redemption Event has occurred, one Business Day) notice to the Issuer, the Transferor or the Servicer, as the case may be, permit the Class A Purchasers, the Agents, the Administrative Agent, or their agents or representatives, at (in the case of one visit per year or at any time if an Event of Default, Default or Early Redemption Event has occurred) the Issuer’s or the Transferor’s, as applicable, cost and expense in an amount not to exceed $25,000 per year (and otherwise at the expense of the Class A Purchasers), (i) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer, the Transferor or the Servicer, as the case may be, relating to the Receivables (other than names of account holders, any data on an account by account basis, modelling results or projections, account management strategies or other information it reasonably regards as proprietary to its business and strategic plans for the credit card business), including the forms of Credit Card Agreements under which such Receivables arise, and (ii) to visit the offices and properties of the Issuer, the Transferor or the Servicer, as applicable, for the purpose of examining such materials described in clause (i) above. Any information obtained by the Class A Purchasers, the Agents or the Administrative Agent pursuant to this subsection 4.2(a) shall be held in confidence by the such party in accordance with the provisions of Section 7.9 hereof.

(b) Consent of the Class A Purchasers. Except for New Issuances in accordance with Section 2.10 of the Indenture and modifications to Supplemental Indentures with respect to Series other than Series [            ] and except for terminations, amendments, waiver and modifications of Related Document otherwise permitted hereunder, none of CFC, the Servicer or the Issuer shall take any action which, under the terms of the Related Documents, requires the satisfaction of the Rating Agency Condition, unless such action has been consented to by the Required Class A Owners and the Required Class A Purchasers.

(c) Performance of Agreements. Each of the Transferor, the Issuer and the Servicer, as applicable, shall perform on a timely basis each of its respective agreements, warranties and indemnities under, and comply in all material respects with each of the respective terms and provisions applicable to it in, the Transaction Documents to which each is a party, and each shall take all reasonable actions to enforce the obligations of each of the other parties to each Receivables Purchase Agreement to which it is a party.

(d) Amendments to the Transaction Documents. CompuCredit shall not amend any Affinity Agreement in any respect which could have a material adverse effect on the Class A Purchasers or the Class A Owners without the prior written consent of by the Required Class A Owners and the Required Class A Purchasers. Each of the Transferor, the Issuer and the Servicer, as applicable, shall not terminate (except in accordance with the terms thereof and only if at the time of such termination none of the Class A Note Principal Balance or other amount payable to the Administrative Agent. the Agents and the Class A Purchasers hereunder is unpaid), amend, waive or otherwise modify the Indenture Supplement (including without limitation making any change in the interest rate applicable to the Class B Notes) without the prior written consent of the Administrative Agent. Each of the Transferor, the Issuer and the Servicer, as applicable, shall not terminate (except in accordance with the terms thereof and only if at the time of such termination none of the Class A Note Principal Balance or other amount payable to the Class A Purchasers, the Agents or the Administrative Agent hereunder is unpaid), amend, waive or otherwise modify any other Transaction Document, other than this Agreement, to which it is a party without the prior written consent of the Class A Purchasers, the Agents and the Administrative Agent, in each case in the such parties’ sole discretion, unless the Transferor or the Servicer as applicable delivers to the Class A Purchasers, the Agents and the Administrative Agent an Officer’s Certificate, in form and substance satisfactory to such parties, to the effect that such termination, amendment, waiver or modification does not adversely affect the interest of the Class A Purchasers, the Agents or the Administrative Agents in any material respect.

(e) Opinion of Counsel. The Transferor shall deliver to the Administrative Agent copies of all opinions delivered to the Indenture Trustee under the Indenture or the Indenture Supplement.

(f) Notices. Each of CFC, the Servicer and the Issuer shall furnish to the Administrative Agent promptly after known to such party, information with respect to any action, suit or proceeding involving such party or any of its Affiliates (other than, in the case of the Servicer, CFC and the Issuer) by or before any court or any Governmental Authority which, if adversely determined, would be reasonably likely to result in a material and adverse effect on such party or the Account Owner or the transactions contemplated by, or such party’s ability to perform its obligations under, this Agreement or the Related Documents.

(g) Copies of Notices. The Transferor, the Issuer and the Servicer, as applicable, shall promptly furnish to the Administrative Agent a copy of each certificate, report, statement, notice or other communication (including without limitation, a copy of any Opinion of Counsel delivered pursuant to Section 8.06 of the Indenture and a copy of each statement or report delivered pursuant to Section 3.04(b) and 3.05 of the Transfer and Servicing Agreement) furnished by or on behalf of itself to the holders of Class A Notes, to the Indenture Trustee or to the Rating Agencies concurrently therewith and furnish to the Administrative Agent promptly after receipt thereof a copy of each notice, demand or other communication received by or on behalf of it pursuant to this Agreement, the Transfer and Servicing Agreement, the Indenture, the Indenture Supplement or any Receivables Purchase Agreement. The Transferor, the Issuer and the Servicer, as applicable, shall promptly furnish to the Administrative Agent such other information, documents records or reports respecting the Accounts, the Account Owners, the Receivables, the Issuer, the Transferor or the Servicer (other than names of account holders, any data on an account by account basis, modelling results or projections, account management strategies or other information it reasonably regards as proprietary to its business and strategic plans for the credit card business) which is in the possession or under the control of the Issuer, the Transferor or the Servicer, as the case may be, as the Administrative Agent or any such Agent may from time to time reasonably request ; provided, however, none of the Issuer, the Transferor or the Servicer shall be required to provide modeling results or projections, account management strategies, or other information it reasonably regards as proprietary to its business or information with respect to any Obligor. Each such communication provided hereunder shall be furnished to the Administrative Agent in writing. Any information obtained by the Class A Purchasers, the Agents or the Administrative Agent pursuant to this subsection 4.2(g) shall be held in confidence by the such party in accordance with the provisions of Section 7.9 hereof.

(h) No Change in Business or Credit Card Guidelines. Neither CompuCredit, the Transferor nor the Issuer will make any change in the character of its business or in the Credit Card Guidelines or permit any Account Owner to make any change in the Credit Card Guidelines, which change would, in either case, impair the collectibility of any Receivable or otherwise (i) have a material adverse effect on the Transferor, the Issuer or the Servicer, as applicable, or on the transaction documented under this Agreement, or (ii) have an Adverse Effect, provided that neither CompuCredit, the Transferor nor the Issuer will make any change, nor permit any Account Owner to make any change, in methods of billing Obligors, including, without limitation, any reduction in minimum payment amount without the prior written consent of the Administrative Agent, provided, further, that any increase in minimum payment shall not require the consent of the Administrative Agent.

(i) Notices of Termination Events, Early Redemption Events. The Transferor, the Issuer and the Servicer, as applicable, with respect to itself only and not as to any other, shall furnish to the Administrative Agent and each Agent, promptly after the occurrence of any Termination Event, a certificate of an appropriate officer of the Transferor, the Issuer or the Servicer, as applicable, setting forth the circumstances of such Termination Event and any action taken or proposed to be taken by the Servicer, CFC or the Issuer with respect thereto.

(j) Discount Percentage Changes. Neither CompuCredit, the Transferor nor the Issuer will treat Periodic Rate Finance Charges, Cash Advance Fees, annual membership fees and annual service charges, Late Fees, Overlimit Fees, or any other fees with respect to the Accounts as Principal Receivables without the prior written consent of the Administrative Agent. Neither the Transferor nor the Issuer shall reduce or withdraw any Discount Percentage if the Early Redemption Period has commenced. Neither the Transferor nor the Issuer shall reduce or withdraw any Discount Percentage unless it shall have delivered to the Administrative Agent and each Agent an Officer’s Certificate of the Servicer stating that the Servicer reasonably believes that such reduction or withdrawal will not (i) result in the occurrence of an Early Redemption Event, a Series [            ] Early Redemption Event, an Event of Default or a Series [            ] Event of Default or (ii) cause the Excess Spread Percentage to be less than [            ]% per annum.

(k) Determinations under Related Documents. Any determination to be made by the Transferor, the Servicer or the Issuer pursuant to any Related Document that a matter does not adversely or materially adversely affect (within the meaning of such Related Document) the interests of Noteholders shall not be made unless such matter does not adversely or materially adversely affect the interests of the Class A Purchasers or Class A Owners.

(l) Group I. The Issuer covenants that there shall be no Series of Notes other than Series [            ] included in Group I.

SECTION 4.3 Representations and Warranties of Class A Purchasers. Each of the Class A Purchasers severally (each with respect to itself only) represents and warrants to, and agrees with, the Issuer, CFC and the Servicer that:

(a) Such Class A Purchaser is duly authorized to enter into and perform this Agreement and its respective Investment Letter and has duly executed and delivered this Agreement and such Investment Letter;

(b) This Agreement constitutes the valid and binding obligation of such Class A Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership and other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies as the same may be applied in the event of the bankruptcy, insolvency, reorganization, receivership or liquidation or a similar event of such Class A Purchaser or a moratorium applicable to such Class A Purchaser and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c) No registration with, consent or approval of or other action by any federal, state, or other governmental authority or regulatory body having jurisdiction over such Class A Purchaser is required in connection with the execution, delivery or performance by such Class A Purchaser of this Agreement; and

(d) Such Class A Purchaser will treat the Class A Notes for purposes of federal and state income or franchise taxes and any other tax imposed on or measured by income, as indebtedness unless otherwise required by the Internal Revenue Service.

ARTICLE V

THE AGENTS

SECTION 5.1 [Reserved]

ARTICLE VI

SECURITIES LAWS; TRANSFERS

SECTION 6.1 Transfers of Class A Notes.

(a) Each Class A Purchaser shall execute and deliver to the Issuer and the Transferor on the Closing Date an Investment Letter substantially in the form attached as Exhibit G to the Indenture Supplement (an “Investment Letter”). Each Class A Owner agrees that the beneficial interest in the Class A Notes purchased by it will be acquired for investment only and not with a view to any public distribution thereof, and that such Class A Owner will not offer to sell or otherwise dispose of any Class A Note acquired by it (or any beneficial interest therein) in violation of any of the requirements of the Securities Act or any applicable state or other securities laws. Each Class A Owner acknowledges that it has no right to require the Issuer or the Transferor to register, under the Securities Act of 1933, as amended, or any other securities law, the Class A Notes (or the beneficial interest therein) acquired by it pursuant to this Agreement or any Transfer Supplement. Each Class A Owner hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Class A Notes, such Class A Owner has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(b) Each initial purchaser of a Class A Note or any interest therein and any Assignee thereof or Participant therein shall certify to the Issuer, the Transferor, the Servicer, the Indenture Trustee, the Administrative Agent and the Agent for its Purchaser Group that it is either (i) a citizen or resident of the United States, (ii) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) a person not described in (i) or (ii) who is entitled to receive payments under this Agreement and with respect to the Class A Notes without deduction or withholding of any United States federal income taxes and whose ownership of any interest in a Class A Note will not result in any withholding obligation with respect to any payments with respect to the Class A Notes by any Person and who will furnish to the Issuer, the Transferor, the Servicer, the Indenture Trustee, the Administrative Agent, the Agent for its Purchaser Group, and to the Class A Owner making the Transfer the forms described in subsection 2.5(c).

(c) Any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition (a “Transfer”) of a Class A Note or any interest therein may be made only in accordance with this Section 6.1. Any Transfer of an interest in a Class A Note, a Commitment or any Purchaser Percentage by a Committed Purchaser shall be in respect of, at least $5,000,000 in the aggregate, which may be composed of (A) Class A Note Principal Balance or (B) to the extent in excess of the Class A Note Principal Balance subject to such Transfer, Commitment hereunder. Any Transfer of an interest in a Class A Note otherwise permitted by this Section 6.1 will be permitted only if it consists of a pro rata percentage interest in all payments made with respect to the Class A Purchaser’s beneficial interest in such Class A Note. No Class A Note or any interest therein may be Transferred by Assignment or Participation to any Person (each, a “Transferee”) unless the Transferee is a Permitted Transferee and prior to the Transfer the Transferee shall have executed and delivered to the Agent and the Issuer an Investment Letter.

Each of the Transferor, the Servicer and the Issuer authorizes each Class A Purchaser to disclose to any Transferee and Support Party and any prospective Transferee or Support Party any and all confidential information in the Class A Purchaser’s possession concerning this Agreement or the Related Documents or concerning the Accounts, the Receivables or such party which has been delivered to any Class A Agent or such Class A Purchaser pursuant to this Agreement or the Related Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Class A Purchaser by or on behalf of the Transferor, the Servicer or the Issuer in connection with such Class A Purchaser’s credit evaluation of the Accounts, the Receivables, the Transferor, the Servicer or the Issuer prior to becoming a party to, or purchasing an interest in this Agreement or the Class A Notes; provided that prior to any such disclosure, such Transferee or Support Party or prospective Transferee or Support Party shall have entered into a confidentiality agreement in a form substantially similar to the Confidentiality Agreement.

Notwithstanding any provision herein, any Transfer shall be subject to the provisions and limitations set forth in Section 9.04 of the Indenture Supplement.

(d) Each Class A Purchaser may, in accordance with applicable law, at any time grant participations in all or part of its Commitment or its interest in the Class A Notes, including the payments due to it under this Agreement and the Related Documents (each, a “Participation”), to any Permitted Transferee (each, a “Participant”); provided, however, that no Participation shall be granted to any Person unless and until the Agent for such Class A Purchaser’s Purchaser Group shall have consented thereto and the conditions to Transfer specified in this Agreement, including in subsection 6.1(c) hereof, shall have been satisfied and that such Participation consists of a pro rata percentage interest in all payments made with respect to such Class A Purchaser’s beneficial interest (if any) in the Class A Notes. In connection with any such Participation, each Agent for a Purchaser Group shall maintain a register of each Participant of members of its Purchaser Group and the amount of each related Participation. Each Class A Purchaser hereby acknowledges and agrees that (A) any such Participation will not alter or affect such Class A Purchaser’s direct obligations hereunder, and (B) neither the Indenture Trustee, the Transferor, the Issuer nor the Servicer shall have any obligation to have any communication or relationship with any Participant. Each Class A Purchaser and each Participant shall comply with the provisions of subsection 2.5(c) of this Agreement. No Participant shall be entitled to Transfer all or any portion of its Participation, without the prior written consent of the Agent for its Purchaser Group. Each Participant shall be entitled to receive additional amounts and indemnification pursuant to Sections 2.4, 2.5 and 2.6 hereof as if such Participant were a Class A Purchaser and such Sections applied to its Participation; provided, in the case of Section 2.5, that such Participant has complied with the provisions of subsection 2.5(c) hereof as if it were a Class A Purchaser. Each Class A Purchaser shall give the Agent for its Purchaser Group notice of the consummation of any sale by it of a Participation.

(e) Each Class A Purchaser may, with the consent of the Agent for its Purchaser Group and in accordance with applicable law, sell or assign (each, an “Assignment”), to any Permitted Transferee (each, an “Assignee”) all or any part of its Commitment (if any) or its interest in the

Class A Notes and its rights and obligations under this Agreement and the Related Documents pursuant to an agreement substantially in the form attached hereto as Exhibit B hereto (a “Transfer Supplement”), executed by such Assignee and the Class A Purchaser and delivered to the Agent for its Purchaser Group for its acceptance and consent; provided, however, that (i) no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in subsection 6.1(c) hereof, shall have been satisfied, (ii) no assignment or sale by a Committed Purchaser shall be effective without the consent of the CP Conduit in its Purchaser Group, (iii) no assignment or sale which results in the addition of a new Purchaser Group shall be effective without the consent of the Administrative Agent, and (iv) in no event shall the consent of an Agent be required in the case of an assignment by a CP Conduit of its interest in the Class A Notes and its rights and obligations under this Agreement and the Related Documents to any one or more of its Committed Purchasers in its Purchaser Group. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Class A Purchaser hereunder as set forth therein and (y) the transferor Class A Purchaser shall, to the extent provided in such Transfer Supplement, be released from its Commitment and other obligations under this Agreement; provided, however, that after giving effect to each such Assignment, the obligations released by any such Class A Purchaser shall have been assumed by an Assignee or Assignees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Percentage Interests, Purchaser Percentages or Liquidity Percentages arising from the Assignment. Upon its receipt and acceptance of a duly executed Transfer Supplement, the Agent for the applicable Purchaser Group (or, in the case of an Assignment by which a new Purchaser Group is added to this Agreement, the Administrative Agent) shall on the effective date determined pursuant thereto give notice of such acceptance to the Issuer, the Servicer and the Indenture Trustee.

Upon instruction to register a transfer of a Class A Purchaser’s beneficial interest in the Class A Notes (or portion thereof) and surrender for registration of transfer of such Class A Purchaser’s Class A Note(s) (if applicable) and delivery to the Issuer and the Indenture Trustee of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Indenture Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such beneficial interest in the Class A Notes (or portion thereof) shall be transferred in the records of the Indenture Trustee and the applicable Agent and, if requested by the Assignee, new Class A Notes shall be issued to the Assignee and, if applicable, the transferor Class A Purchaser in amounts reflecting such Transfer as provided in the Indenture and the Indenture Supplement. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Note Register.

(f) Each Class A Purchaser may pledge its interest in the Class A Notes to any Federal Reserve Bank as collateral in accordance with applicable law.

(g) Any Class A Purchaser shall have the option to change its Investing Office, provided that such Class A Purchaser shall have prior to such change in office complied with the provisions of subsection 2.5(c) hereof and provided further that such Class A Purchaser shall not be entitled to any amounts otherwise payable under Section 2.4 or 2.5 hereof resulting solely from such change in office unless such change in office was mandated by applicable law or by such Class A Purchaser’s compliance with the provisions of this Agreement.

(h) Each Affected Party shall be entitled to receive additional payments and indemnification pursuant to Sections 2.4, 2.5 and 2.6 hereof as though it were a Class A Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Class A Notes; provided that such Affected Party shall not be entitled to additional payments pursuant to (i) Section 2.4 by reason of Regulatory Changes which occurred prior to the date it became an Affected Party or (ii) Section 2.5 attributable to its failure to satisfy the requirements of subsection 2.5(c) as if it were a Class A Purchaser, and provided further, that unless such Affected Party has been consented to by the Transferor, such Affected Party shall be entitled to receive additional amounts pursuant to Sections 2.4 or 2.5 only to the extent that its related CP Conduit would have been entitled to receive such amounts in the absence of the commitment and Support Advances from such Affected Party.

(i) Each Affected Party claiming increased amounts described in Sections 2.4 or 2.5 hereof shall furnish, through its related CP Conduit, to the Issuer, the Servicer, the Indenture Trustee and the Agent for the applicable Purchaser Group a certificate setting forth the basis and amount of each request by such Affected Party for any such amounts referred to in Sections 2.4 or 2.5, such certificate to be conclusive with respect to the factual information set forth therein absent manifest error.

(j) In the event that a Committed Purchaser is a Downgraded Purchaser, the related CP Conduit shall have the right to replace such Committed Purchaser with a replacement Committed Purchaser consented to by the Transferor (which consent shall not be unreasonably withheld), which replacement Purchaser shall succeed to the rights of such Committed Purchaser under this Agreement in respect of its Commitment as a Committed Purchaser, and such Committed Purchaser shall assign such Commitment and its interest in the Class A Notes to such replacement Committed Purchaser in accordance with the provisions of this Section 6.1; provided, that (A) such Committed Purchaser shall not be replaced hereunder with a new investor until such Committed Purchaser has been paid in full its Percentage Interest of the Class A Note Principal Balance and all accrued and unpaid interest thereon by such new investor and all other amounts (including all amounts owing under Sections 2.4 and 2.5 of this Agreement) owed to it and to all Participants with respect to such Committed Purchaser pursuant to this Agreement, and (ii) if the Committed Purchaser to be replaced is a Class A Agent, a replacement agent shall have been appointed in accordance with Section 5.9 hereof, and the Class A Agent to be replaced shall have been paid all amounts owing to it as agent pursuant to this Agreement. For purposes of this subsection, a Committed Purchaser shall be a “Downgraded Purchaser” if and so long as the credit rating assigned to its short-term obligations by Moody’s or Standard & Poor’s on the date on which it became a party to this Agreement shall have been reduced or withdrawn, or as may be otherwise agreed among the Issuer, such Committed Purchaser and the CP Conduit in its Purchaser Group.

(k) The Commitment of each Committed Purchaser in respect of its related CP Conduit shall not relate to any Assignee of such CP Conduit. Upon any Assignment by a CP Conduit of its Percentage Interest in the Class A Note Principal Balance to a Person which is not one of its Committed Purchasers, the Commitment of each of its related Committed Purchasers shall be reduced by an amount equal to the assigned Percentage Interest times such Commitment. Without the prior consent of the Administrative Agent and the Transferor, a CP Conduit may not enter into an Assignment with any Assignee other than (i) one or more of its Committed Purchasers, or (ii) one or more other Persons which, after giving effect to such Assignment and any concurrent Assignments, will be Committed Purchasers which have, or CP Conduits having Committed Purchasers which have, aggregate new Commitments equal to the aggregate reductions of Commitments pursuant to the preceding sentence.

(l) In the event that a Class A Purchaser (or a Participant or Support Party for such Class A Purchaser) is entitled to receive additional payments pursuant to Section 2.4 or 2.5 hereof, the Issuer shall have the right to seek a replacement purchaser not so affected and which is reasonably acceptable to the Agent for such Purchaser Group (a “Replacement Purchaser”) to replace such affected Class A Purchaser. No replacement of a Class A Purchaser shall be effected pursuant to this subsection 6.1(k) if, after giving effect thereto, any amounts shall be owing to the replaced Class A Purchaser hereunder. Each affected Class A Purchaser hereby agrees to take all actions reasonably necessary to permit a Replacement Purchaser to succeed to its rights and obligations hereunder.

Notwithstanding the foregoing or the provisions of subsection 6.1(j), (i) if the Class A Purchaser being replaced pursuant to this subsection is a Committed Purchaser, the Replacement Purchaser shall be acceptable to the CP Conduit in its Purchaser Group in it sole discretion and (ii) if the Class A Purchaser being replaced is a CP Conduit, the Replacement Purchaser shall be acceptable to each Committed Purchaser in its Purchaser Group and to the Administrative Agent in their sole discretion, and in either such case it shall be a condition of such replacement that such Replacement Purchaser enter into substitute Support Facilities for those to which the Class A Purchaser being replaced is a party on terms mutually acceptable to the parties thereto. In addition, if the Class A Purchaser to be replaced is an Agent or the Administrative Agent or is a CP Conduit which is administered or sponsored by an Agent or the Administrative Agent, it shall be a condition of such replacement that a replacement Agent or Administrative Agent shall have been appointed in accordance with Section 5.9, and the Agent or Administrative Agent to be replaced shall have been paid all amounts owing to it as Agent or Administrative Agent, as applicable pursuant to this Agreement.

(m) Unless the Transferor consents otherwise, each Class A Purchaser represents, warrants and covenants that it (i) is properly classified as, and will remain classified as, a “corporation” as described in Code Section 7701(a)(3) and (ii) is not, and will not become, an “S corporation” under Code Section 1361. Each Class A Purchaser further represents, warrants and covenants that it shall (i) cause any Participant otherwise permitted under this Agreement to make representations, warranties and covenants identical to this paragraph hereof for the benefit of the Transferor and the Issuer at the time such Participant became a participant and (ii) forward a copy of such representations, warranties and covenants to the Indenture Trustee. In the event of any breach of the representation, warranty and covenant of a Class A Purchaser or its Participant that such Class A Purchaser or its Participant shall remain classified as a corporation other than an S corporation, such Class A Purchaser agrees that it shall notify the Administrative Agent and the Transferor promptly upon such Class A Purchaser’s becoming aware of such breach, and thereupon such Class A Purchaser hereby agrees to use reasonable efforts to procure a replacement purchaser not so affected to replace such affected Class A Purchaser, provided that such replacement purchaser (i) is a Permitted Transferee, (ii) is reasonably acceptable to the Administrative Agent and for the Agent for the applicable Purchaser Group and (iii) if such Class A Purchaser is a Committed Purchaser, is acceptable to its related CP Conduit in its discretion. In any such event, the Class A Purchaser agrees that the Transferor shall also have the right to procure a replacement purchaser, provided that such proposed replacement purchaser (i) is a Permitted Transferee, (ii) is reasonably acceptable to the Administrative Agent and for the Agent for the applicable Purchaser Group and (iii) if such Class A Purchaser is a Committed Purchaser, is reasonably acceptable to its related CP Conduit. Each affected Class A Purchaser hereby agrees to take all actions necessary to permit a replacement investor to succeed to its rights and obligations hereunder. Each Class A Purchaser which has a Participant which has breached its representation, warranty and covenant that it shall remain classified as a corporation other than an S corporation hereby agrees (without limiting the right of the Transferor to procure a replacement purchaser for such Class A Purchaser as provided above in this paragraph) to notify the Transferor and the Administrative Agent of such breach promptly upon such Class A Purchaser’s becoming aware thereof and to use reasonable efforts to procure a replacement Participant, as applicable, not so affected which (i) is a Permitted Transferee, (ii) is reasonably acceptable to the Administrative Agent and for the Agent for the applicable Purchaser Group.

SECTION 6.2 Tax Characterization. It is the intention of the parties hereto that the Class A Notes be treated for tax purposes as indebtedness, and the parties hereto agree to so treat the Class A Notes (to the extent permitted by law).

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Term of Agreement; Survival. This Agreement shall terminate on the Series [            ] Termination Date; provided, however, that (a) the rights and remedies of the parties hereto with respect to any representations or warranties made or deemed to be made by such party in this Agreement, and (b) Sections 7.9, 7.10 and 7.11 of this Agreement shall survive the termination of this Agreement and the payment in full of the Class A Note Principal Balance. Furthermore, all representations, warranties, covenants, guaranties and indemnifications contained in this Agreement and, to the extent incorporated herein, the Transaction Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale and transfer of the Class A Notes.

SECTION 7.2 Waivers; Amendments.

(a) No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b) With the written consent of the Required Class A Owners and the Required Class A Purchasers, the Administrative Agent, each Agent, the Issuer, the Transferor and the Servicer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount or extend the maturity of any Class A Note or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Class A Purchaser hereunder or under the Master Indenture or the Indenture Supplement, in each case without the consent of the Class A Purchaser affected thereby, (ii) amend, modify or waive any provision of this Section 7.2, or, if such amendment would have a material adverse effect on the Class A Purchasers, the definition of “Class A Note Principal Balance”, or reduce the percentage specified in the definition of Required Class A Owners or Required Class A Purchasers, in each case without the written consent of all Class A Purchasers or (iii) amend, modify or waive any provision of Article V of this Agreement without the written consent of each Agent affected by such amendment, modification or wavier. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

SECTION 7.3 Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows or, with respect to an Agent or Class A Purchaser, as set forth on the signature pages hereto or in its respective Transfer Supplement, or to such other address as may be hereafter notified by the respective parties hereto:

Issuer:	CompuCredit Card Master Note Business Trust III
c/o [ ]
3773 Howard Hughes Parkway
Suite 300 North
Las Vegas, Nevada 89109
Attention: Corporate Trust Administration
(facsimile no. (702) 866-2244)

with a copy to:

Lionel, Sawyer & Collins
50 W. Liberty Street, Suite 1100
Reno, NV 89501
Attention: Colleen Dolan, Esq.

with separate copies to the Transferor.

Transferor:	CompuCredit Funding Corp. III
3993 Howard Hughes Parkway
Suite 250 Office 210
Las Vegas, NV 89109
Attention: Treasurer
(facsimile no. (702) 866-2424)

with a copy to:

Lionel, Sawyer & Collins
50 W. Liberty Street, Suite 1100
Reno, NV 89501
Attention: Colleen Dolan, Esq

Servicer:	CompuCredit Corporation
245 Perimeter Center Drive
Suite 600
Atlanta, Georgia 30346
Attention: General Counsel
(facsimile no. (770) 206-6187)

Indenture Trustee:

Administrative
Agent:

(b) All payments to be made to the Administrative Agent or any Agent or Class A Purchaser hereunder shall be made in United States dollars and in immediately available funds not later than 2:00 p.m., New York City time, on the date payment is due, and, unless otherwise specifically provided herein, shall be made to the Agent, for the account of one or more of the Class A Purchasers or for its own account, as the case may be. Unless otherwise directed by the Administrative Agent, all payments to it shall be made by federal wire to the Agent, at its account (account number [            ]; and account name – [            ]) maintained at [            ] (ABA #[            ]), reference CompuCredit Master Note Business Trust III Series [            ], with telephone notice (including federal wire number) to [            ], or such other account as the Agent may designate in writing to the Issuer. Unless otherwise directed by an Agent or Class A Purchaser, all payments to it shall be made by federal wire to the account specified on the signature pages hereto or in the Transfer Supplement by which it became a party hereto (provided, in the case of an account specified in a Transfer Supplement, that the Agent, the Transferor, the Issuer, the Servicer or the Indenture Trustee, as the case may be, shall have received notice thereof).

SECTION 7.4 Governing Law; Submission to Jurisdiction; Appointment of Service Agent.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 7.4 SHALL AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c) Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 7.3 of this Agreement; provided, that nothing in this Agreement shall affect the right of any such party to serve process in any other manner permitted by law.

SECTION 7.5 Integration. This Agreement represent the agreement of the Issuer, CFC (individually and as Transferor), CompuCredit (as Servicer), the Administrative Agent, the Agents, the Agents for the Purchaser Groups from time to time parties hereto and the Class A Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to subject matter hereof not expressly set forth or referred to herein or therein or in the Related Documents.

SECTION 7.6 Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.

SECTION 7.7 Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

SECTION 7.8 Successors and Assigns; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Issuer, the Transferor, the Servicer, the Administrative Agent, the Agents, the Class A Purchasers, any Transferee and their respective successors and permitted assigns, and, to the extent provided herein, to each Indemnitee, Participant and Support Party and their respective permitted successors and assigns; provided that, the Issuer, the Transferor and the Servicer may not assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Required Class A Owners and the Required Class A Purchasers; provided, further, that (i) in connection with any such assignment the assignee shall expressly agree in writing to assume all the obligations of the Issuer, the Transferor or the Servicer, as applicable, hereunder and (ii) no such assignment made without the prior written consent of the Required Class A Owners and the Required Class A Purchasers shall relieve the Issuer, the Transferor or the Servicer, as applicable, of any of its obligations hereunder and provided further that no assignment permitted hereunder shall relieve the Issuer, the Transferor or the Servicer, as applicable, from any obligations arising hereunder prior to such assignment (including obligations with respect to breaches of representations and warranties made herein).

SECTION 7.9 Confidentiality Agreement. Each of the parties hereto hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of or with respect to the Class A Purchasers, the Agents, the Administrative Agent, the Transferor, the Servicer or the Issuer to any other Person; except that each such party and its officers and employees may (a) disclose the Agreement and such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons (“Excepted Persons”), and as required by an applicable law or order of any judicial or administrative proceeding or regulatory examination, and (b) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving this Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Agreement; provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Transferor and the Class A Purchasers that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Transferor and its Affiliates, and each Class A Purchaser and potential Class A Purchaser, to the extent that such Class A Purchaser or potential Class A Purchaser actually receives the confidential information described below, will enter into a confidentiality agreement for the benefit of the Transferor and its Affiliates in form and substance substantially similar to the Confidentiality Agreement, dated as of [                         ,             ] (the “Confidentiality Agreement”), between CompuCredit Corporation and [            ]. It is understood that the financial terms that may not be disclosed except in compliance with this Section 7.9 are: all fees and other pricing terms, and all provisions relating to Event of Defaults, Early Redemption Events and Termination Events. Each of the parties hereto agrees that the remedies and procedures available to the Company (as defined in the Confidentiality Agreement) contained in the Confidentiality Agreement are incorporated herein by reference and may be exercised by each of the Class A Purchasers as if any such party were the Company referred to in the Confidentiality Agreement.

Notwithstanding anything herein to the contrary, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4 and applicable state or local tax law) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the treatment or tax structure of the transactions contemplated hereby.

SECTION 7.10 No Bankruptcy Petition Against the Issuer or the Transferor. Each of the parties hereto (other than the Transferor and the Issuer) and each Participant, Support Party and Indemnitee covenants and agrees that it will not at any time institute against, or join any other Person in instituting against, the Issuer or the Transferor any proceeding of a type referred to in the definition of Insolvency Event.

SECTION 7.11 Limited Recourse; No Proceedings.

(a) The obligations of the Issuer or the Transferor under this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer or the Transferor in connection herewith are solely the corporate obligations of the Issuer or the Transferor, as applicable. No recourse shall be had for the payment of any fee or any other obligations or claim arising out of or based upon this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer or the Transferor in connection herewith against any holder of a Trust Certificate, employee, officer, director, incorporator, agent or trustee of the Issuer or the Transferor or any Affiliate of the Issuer or the Transferor.

(b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by [            ], not individually or personally but solely as the Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [            ] but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on [            ], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the such parties and (iv) under no circumstances shall [            ] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture and the Indenture Supplement or the other Transaction Documents.

(c) Each of the Issuer, CFC (individually and as Transferor), CompuCredit (as Servicer), the Administrative Agent, each Agent and each Class A Purchaser hereby agrees that it shall not institute or join against any CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by such CP Conduit is paid.

(d) Notwithstanding anything to the contrary contained herein, the obligations of each CP Conduit under this Agreement, any other Related Document, and other agreement, instrument, document or certificate executed and delivered by or issued by such CP Conduit or any officer thereof are solely the limited liability company obligations of such CP Conduit and shall be payable by such CP Conduit solely as provided in this Section 7.11(d). Each of the Issuer, the Transferor, the Servicer, the Administrative Agent, each Agent and each Class A Purchaser agree that a CP Conduit shall only be required to pay costs, expenses, indemnities or any other liabilities, that it may incur under this Agreement or any other Related Document only to the extent such CP Conduit has Excess Funds on the date of such determination. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any amount hereunder or any other obligation of, or claim against, a CP Conduit arising out of or relating to this Agreement, any other Related Document or and other agreement, instrument, document or certificate executed and delivered by or issued by such CP Conduit or any officer thereof, in connection therewith, against any member, stockholder, employee, officer, manager, agent, director or incorporator of a CP Conduit or affiliate thereof. As used herein, “Excess Funds” means, as of any date of determination, funds of the related CP Conduit not required to pay or provide for the payment of (i) all of such CP Conduit’s matured and maturing Commercial Paper Notes on the date of such determination and (ii) all liabilities of such CP Conduit under any liquidity agreement, program support document and any other agreement relating to such CP Conduit’s commercial paper program.

SECTION 7.12 Amounts Limited to Available Collections. (a) Notwithstanding anything else in this Agreement to the contrary, the obligations of the Transferor hereunder shall be payable hereunder solely to the extent funds are available therefor and, to the extent such funds are insufficient or unavailable to pay any amounts owing by the Transferor hereunder, it shall not constitute a claim against the Transferor.

(b) Notwithstanding anything else in this Agreement to the contrary, the obligations of the Issuer hereunder shall be payable hereunder solely to the extent funds are available therefor and, to the extent such funds are insufficient or unavailable to pay any amounts owing by the Issuer hereunder, it shall not constitute a claim against the Issuer.

[Signatures Follow]

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